ADIA 2023

PROXY STATEMENT

SCHEDULE 14A	ACADIA 2025 PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Acadia Pharmaceuticals Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO
Acadia Pharmaceuticals Inc.	STOCKHOLDERS
12830 El Camino Real, Suite 400
San Diego, California 92130

Notice of Annual Meeting of Stockholders

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Acadia Pharmaceuticals Inc., a Delaware corporation (“Acadia” or the “Company”). The meeting will be held on May 29, 2025 at 8:00 a.m. Pacific time. This year’s annual meeting will be held virtually. You can attend the annual meeting by visiting www.meetnow.global/MZGJS4N, where you will be able to listen to the meeting live, submit questions and vote online. You may log-in to the meeting beginning at 7:45 a.m. Pacific time on Thursday, May 29, 2025, after entering your control number included in your proxy card. You will not be able to attend the meeting in person. We are holding the annual meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.
To elect three Class III directors named herein to hold office until the Company’s 2028 Annual Meeting of Stockholders.
2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.
3.
To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
4.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 22, 2025. Only stockholders of record at the close of business on that date and their proxy holders may submit questions and vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
Executive Vice President, Chief Legal Officer and Secretary

San Diego, California April 25, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 29, 2025 at 8:00 a.m. Pacific time
This Proxy Statement and the Company’s Annual Report to Stockholders are available at ir.acadia.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the internet as described in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting online. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you may be required to obtain from that record holder a legal proxy issued in your name and register with Computershare as set forth in the proxy statement accompanying this notice.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 29, 2025 at 8:00 a.m. Pacific time
This Proxy Statement and the Company’s Annual Report to Stockholders are available at ir.acadia.com.

TABLE OF
CONTENTS

TABLE OF CONTENTS

ACADIA 2025
PROXY
Acadia Pharmaceuticals Inc.	STATEMENT
12830 El Camino Real, Suite 400
San Diego, California 92130

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on May 29, 2025

Questions and Answers About these Proxy Materials and Voting

Why am I receiving these materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Acadia Pharmaceuticals Inc., a Delaware corporation (sometimes referred to as “Acadia,” the “Company,” “we,” “our” or “us”), is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. The annual meeting will be held virtually on May 29, 2025 at 8:00 a.m. Pacific time. You are invited to attend the annual meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the phone or through the internet.

We intend to first mail these proxy materials on or about April 28, 2025 to all stockholders of record entitled to vote at the annual meeting.

Why are we holding a virtual annual meeting?

This year, like in previous years, we have implemented a virtual format for our annual meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of the Board or management. During the annual meeting, we may answer questions submitted during the annual meeting and address those asked in advance, to the extent relevant to the business of the annual meeting, as time permits.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 22, 2025 (the “Record Date”), will be entitled to vote at the annual meeting. On the Record Date, there were 167,333,353 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination for a legally valid purpose by any stockholder for a period of ten days ending on the day before the annual meeting at our headquarters located at 12830 El Camino Real, Suite 400, San Diego, California 92130. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (858) 558-2871 or writing to her at the address above.

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If, on the Record Date, your shares were registered directly in your name with Acadia’s transfer agent, Computershare, Inc. ("Computershare"), then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, on the internet or vote by proxy using the enclosed proxy card to ensure your vote is counted.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If, on the Record Date, your shares were held, not in your name, but rather in an account at an intermediary such as a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that intermediary. The intermediary holding your shares is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your intermediary regarding how to vote the shares in your account. You are also invited to attend the annual meeting. You must follow the instructions provided by your intermediary to vote your shares per your instructions. Alternatively, many intermediaries provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on your proxy card or your voting instruction form. If you wish to vote prior to or at the annual meeting, you must follow the instructions from your intermediary, including any requirement to obtain a valid legal proxy and to register any such legal proxy with Computershare. For more information, see “What do I need to do to attend the annual meeting?” below.

What do I need to do to attend the annual meeting?

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

You will be able to attend the annual meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.meetnow.global/MZGJS4N. To participate in the annual meeting, you will need the control number included on your proxy card. The annual meeting webcast will begin promptly at 8:00 a.m. Pacific time on May 29, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific time, and you should allow ample time for the check-in procedures.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

We expect most beneficial owners will be able to attend the annual meeting, vote their shares and ask questions using the control number found on the voting instructions included with the proxy materials; however, not every broker, bank or other intermediary provides for this convenience. If you were not provided a control number, please contact the intermediary through which you hold your shares to see if one can be provided. Whether or not you were provided a control number, we recommend that all beneficial owners confirm with the intermediary through which they hold their shares whether they can participate at the annual meeting using a control number provided by such intermediary. If your intermediary does not provide for this convenience, to participate at the annual meeting, you will be required to request a legal proxy from your intermediary and to register such legal proxy in advance of the annual meeting with Computershare. If registration is required, please see “How do I register in advance of the annual meeting?” below. If your intermediary does provide for this convenience, please visit https://meetnow.global/MZGJS4N on the day of the annual meeting and enter your control number found on the voting instructions included with your proxy materials. Access to the meeting website will be available on the day of the annual meeting beginning at 7:45 a.m. Pacific time.

How do I register in advance of the annual meeting?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting. Please follow the instructions on your proxy card.

We recommend that beneficial owners contact the intermediary through which they hold their shares to confirm whether their intermediary permits beneficial owners to use the control number found on the voting instructions included with the proxy materials, if any, to attend the annual meeting, vote their shares and ask questions. If your intermediary does not provide for this convenience, you will be required to request a valid legal proxy from your intermediary and to register with Computershare in advance of the annual meeting in order to participate in the annual meeting.

To register, you must submit to Computershare proof of your proxy power (legal proxy) reflecting your ownership of Acadia common stock, which can be obtained from your intermediary, along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern time on May 23, 2025 at the following:

•
By e-mail: Forward the email from your intermediary, or attach an image of your legal proxy, to legalproxy@computershare.com along with your name and email address; or
•
By mail: Computershare, Acadia Pharmaceuticals Inc. Legal Proxy, P.O. Box 43001, Providence, RI, 02940-3001.

You will receive a confirmation email from Computershare of your registration and a new control number, which will allow you to attend the annual meeting, vote your shares, ask questions at the annual meeting and submit questions in advance of the annual meeting.

If you have already voted your shares and then request a legal proxy, your original vote will be invalidated and you will be required to vote your shares again.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1, election of three Class III directors, Laura A. Brege, Elizabeth A. Garofalo, M.D., and Catherine Owen Adams, to hold office until our 2028 Annual Meeting of Stockholders (“Election of Directors Proposal”);
•
Proposal 2, advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the rules adopted by the SEC (“Say-on-Pay Proposal”); and
•
Proposal 3, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Auditor Ratification Proposal”).

What if another matter is properly brought before the annual meeting?

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If, on the Record Date, you were a stockholder of record, you may vote online during the annual meeting, by proxy over the telephone, by proxy through the internet or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still vote online during the annual meeting even if you have already voted by proxy.

•
To vote during the annual meeting, visit www.meetnow.global/MZGJS4N, where stockholders of record on the Record Date may vote and submit questions during the meeting (have your proxy card in hand when you visit the website as you will need to enter your control number on your proxy card).
•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•
To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 28, 2025 to be counted.
•
To vote through the internet prior to the meeting, go to http://www.investorvote.com/ACAD to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 28, 2025 to be counted.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If, on the Record Date, your shares were held, not in your name, but rather in an account at an intermediary such as a brokerage firm, bank or other similar organization, then you should have received a voting instruction form with these proxy materials from that organization rather than from Acadia. You must follow these instructions for your broker, bank or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your proxy card or voting instruction form, and you wish to vote prior to the annual meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so. If, instead, you wish to attend the annual meeting and vote your shares at the annual meeting, please refer to “What do I need to do to attend the annual meeting?”

We provide online proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card, or otherwise vote, without marking voting selections, your shares will be voted “For” the election of each of the Board’s nominees for director in the Election of Directors Proposal, “For” the advisory Say-on-Pay Proposal, and “For” the Auditor Ratification Proposal, as applicable. If any other matter is properly brought before the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), which governs the discretion of brokers, banks and other securities intermediaries to vote the shares of beneficial owners at annual meetings even though our stock is not listed with NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your

“uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, NYSE has advised us that Proposals 1 (Election of Directors Proposal) and 2 (Say-on-Pay Proposal) are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, NYSE has advised us that Proposal 3 (Auditor Ratification Proposal) is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on such proposal.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the annual meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to their broker, bank or other agent holding the shares as to how to vote on matters deemed “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Under the rules and interpretations of NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, advisory approval of executive compensation, or certain amendments to charter documents.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding any proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If, on the Record Date, your shares were registered directly in your name with Acadia’s transfer agent, Computershare, Inc., then you may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit a properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to Acadia’s Corporate Secretary at 12830 El Camino Real, Suite 400, San Diego, California 92130. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the annual meeting.
•
You may vote online during the annual meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, or telephone or internet proxy, is the one that is counted.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK

If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you should follow the instructions provided by your broker, bank or other stockholder of record.

What vote is required for adoption or approval of each proposal and how will votes be counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
1	Election of three Class III directors to hold office until our 2028 Annual Meeting of Stockholders	Nominees receiving the most “For” votes; withheld votes will have no effect	For or Withhold	Not applicable	No effect	FOR all Board nominees
2	Advisory approval of the compensation of our named executive officers	“For” votes from a majority of the votes cast on the matter (excluding abstentions and broker non-votes)	For, Against or Abstain	No effect	No effect	FOR
3	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	“For” votes from a majority of the votes cast on the matter (excluding abstentions)	For, Against or Abstain	No effect	Not applicable(1)	FOR

(1)
NYSE has advised us that this proposal is considered to be a “routine” matter under NYSE rules. Although our shares are not listed with NYSE, NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent would have discretionary authority under NYSE rules to vote your shares on this proposal. Given such discretionary authority, we do not anticipate broker non-votes for this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the meeting are present at the meeting or represented by proxy. On the Record Date, there were 167,333,353 shares outstanding and entitled to vote. Thus, the holders of 83,666,677 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you are present at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the stockholders by the affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes) may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be reported in a Current Report on Form 8-K, which we plan to file within four business days after the date of the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the date of the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

This proxy statement and the Company’s annual report to stockholders are available at ir.acadia.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events, including, without limitation, our beliefs regarding the determinations of NYSE with respect to the proposals in this proxy statement. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “Annual Report”) and in our subsequently filed periodic or current reports on Form 10-Q and Form 8-K.

PROPOSAL 1:
ELECTION OF DIRECTORS

Acadia’s Board of Directors is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors presently has nine members. There are currently three directors in Class III, whose terms of office expire in 2025. Upon the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”), the Board has considered and nominated the following incumbent Class III directors: Catherine Owen Adams, Laura A. Brege and Elizabeth A. Garofalo, M.D.

Each of Ms. Brege and Dr. Garofalo is currently a director of the Company who was previously elected by the Company’s stockholders. Ms. Owen Adams was previously appointed by the Board to fill the vacancy on the Board left by the departure of our prior Chief Executive Officer, and the Board, including our non-employee directors of the Board, recommends that the stockholders approve Ms. Owen Adams for continued service. If elected at the annual meeting, each of these nominees would serve until the 2028 Annual Meeting of Stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The terms of the directors in Classes I and II expire at our 2026 and 2027 Annual Meetings of Stockholders, respectively. It is the Company’s policy to encourage directors and nominees for director to attend the annual meeting. All of our directors except for two attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the shares present at the meeting or represented by proxy and entitled to vote in the election of directors. The three nominees receiving the highest number of affirmative votes will be elected; a “Withhold” vote will have no effect. You do not have the option to abstain from this proposal, and stockholders do not have cumulative voting rights in the election of directors. NYSE has advised us that this proposal is considered a “non-routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, this will result in a broker non-vote, which will have no effect on this proposal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three Board nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NOMINEE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth information as of April 22, 2025 for our directors and executive officers:

Name	Age	Position
Stephen R. Biggar	54	Chair of the Board and Director
Julian C. Baker	58	Director
Laura A. Brege	67	Director
James M. Daly	63	Director
Elizabeth A. Garofalo	67	Director
Edmund P. Harrigan	72	Director
Adora Ndu	44	Director
Daniel B. Soland	66	Director
Thomas Garner	49	Executive Vice President, Chief Commercial Officer
Catherine Owen Adams	54	Director and Chief Executive Officer
Jennifer J. Rhodes	55	Executive Vice President, Chief Legal Officer and Secretary
Mark C. Schneyer	51	Executive Vice President, Chief Financial Officer
Elizabeth H.Z. Thompson, Ph.D.	50	Executive Vice President, Head of Research and Development

The NCG Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current needs and future needs, with the goal of having Board members who complement and strengthen the skills of each other through diversity of skills, experience and background and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board, including sound judgment, collegiality, and integrity. The following is a brief biography of each nominee and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the NCG Committee to recommend that person to continue to serve on the Board.

Our current Board diversity includes 33% of directors representing underrepresented groups, including 33% gender diversity and 11% diversity of demographic background.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2028 ANNUAL MEETING

Catherine Owen Adams has served as our Chief Executive Officer and as a member of our Board of Directors since September 2024. Previously, Ms. Owen Adams served as Senior Vice President and General Manager, U.S., at Bristol Myers Squibb Company (“BMS”), a global biopharmaceutical company, where she led a $20 billion commercial business, overseeing a large and diverse portfolio of promoted brands across Oncology, Cardiovascular, and Immunology from September 2019 to April 2024. In this role, she led over 3,000 employees and major product launches in lung cancer, obstructive hypertrophic cardiomyopathy, and psoriasis. Before this, Ms. Owen Adams held the position of Senior Vice President, Head of Major Markets at BMS, where she led commercial operations leading 6,000 employees across 19 countries in Europe, Japan, and Canada during BMS’s merger with Celgene. Under her leadership her teams achieved 9 new product launches in Oncology, CAR-T, Hematology, and Immunology, further solidifying her reputation as a global leader in the pharmaceutical space. Prior to her tenure at BMS, Ms. Owen Adams spent 25 years at Johnson & Johnson (“J&J”), where she held leadership roles across global, U.S., and European business units, with her last position being President, Janssen Immunology U.S. Over her career at J&J, she gained deep experience in marketing, sales, market access, R&D, and internal ventures across both the Pharmaceutical and Medical Technology sectors. Currently, Ms. Owen Adams serves on the board of directors of Agios Pharmaceuticals, Inc., a publicly held company, and AssistRx, a privately held company. Ms. Owen Adams was formerly on the board of directors and chair of the compensation committee for Optinose PLC, a public specialty pharmaceutical company, and was on the board of directors of Robert Wood Johnson University Hospitals, a non-profit organization. Ms. Owen Adams began her career in R&D and manufacturing at AstraZeneca after earning a BSc. in Pharmacy from the University of Manchester, becoming a qualified pharmacist and member of the Royal Pharmaceutical Society (MRPhS).The NGC Committee believes that Ms. Owen Adams is qualified to serve as a member of our board of directors based on her executive management experience in the pharmaceutical industry and public company board experience.

Laura A. Brege has served as a director of the Company since May 2008. Since April 2017, Ms. Brege has served as a Senior Advisor to BridgeBio Pharma, Inc. From September 2015 to December 2017, Ms. Brege served as Managing Director of Cervantes Life Science Partners, LLC., a consulting firm providing integrated business solutions to life sciences companies. From September 2012 to July 2015, Ms. Brege served as President and Chief Executive Officer of Nodality, Inc., a life sciences company focused on innovative personalized medicine. Prior to joining Nodality, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company, from 2006 to 2012, including Executive Vice President and Chief Operating Officer. While at Onyx, Ms. Brege led multiple functions, including commercialization, strategic planning, corporate development and medical, scientific and government affairs. Prior to Onyx, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm specializing in early-stage financing for technology companies. Previously, Ms. Brege was Senior Vice President and Chief Financial Officer at COR Therapeutics, Inc., where she helped build the company from an early-stage research and development company through commercial launch of a successful cardiovascular product. Earlier in her career, Ms. Brege served as Chief Financial Officer at Flextronics, Inc. and Treasurer of The Cooper Companies. Ms. Brege currently serves on the boards of directors of Edgewise Therapeutics, Inc., Mirum Pharmaceuticals, Inc., Pacira BioSciences, Inc., each public companies, and T-knife Therapeutics, Inc., a privately held company. During the past five years, Ms. Brege has served on the boards of directors of Aratana Therapeutics, Inc., California Life Sciences Association, Dynavax Technologies Corporation, HLS Therapeutics, Inc. and Portola Pharmaceuticals, Inc. Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago. The NCG Committee believes that Ms. Brege is qualified to serve as a member of our board of directors based on her extensive executive management experience in the pharmaceutical, biotechnology and venture capital industries.

Elizabeth A. Garofalo, M.D., has served as a director of the Company since September 2020. Since 2016, Dr. Garofalo has served as the Principal for EAG Pharma Consulting LLC. Prior to that, Dr. Garofalo served in numerous leadership roles at Novartis International AG, including as Senior Vice President and Global Head of Clinical Development and member of the Novartis Global Development Leadership Team, Chair of the Novartis Portfolio Stewardship Board and Co-Head of the Novartis Neuroscience Franchise. Prior to serving at Novartis, Dr. Garofalo was Vice President and Head of the Neuroscience Therapy Area at Astellas Pharma, Inc. Dr. Garofalo started her career at Parke-Davis/Pfizer, where she held positions of increasing responsibility including Ann Arbor Site Head of Neuroscience and Ann Arbor Site Head of Worldwide Regulatory Affairs. Dr. Garofalo currently serves on the boards of directors of Alector, Inc. and Xenon Pharmaceuticals Inc., each public companies. During the past five years, Dr. Garofalo served on the board of directors of Exicure Inc. She also chairs the board of the Institute for Advanced Clinical Trials for Children and was the Chair of the Business Advisory Board for the Epilepsy Foundation of America. Dr. Garofalo earned her M.D. from the Indiana University School of Medicine where she completed her pediatric residency. She completed fellowships in pediatric neurology and epilepsy at the University of Michigan Medical School. The NCG Committee believes that Dr. Garofalo is qualified to serve as a member of our board of directors based on her research expertise in neuroscience, extensive management experience and board experience in the life sciences industry.

The following is a brief biography, and a discussion of the specific experience, qualifications, attributes or skills of each director whose term will continue after the annual meeting.

Directors Continuing in Office Until the 2026 Annual Meeting

James M. Daly has served as a director of the Company since January 2016. Mr. Daly served as Executive Vice President and Chief Commercial Officer at Incyte Corporation from October 2012 to June 2015. Prior to joining Incyte, Mr. Daly worked for Amgen, Inc. for 10 years, holding multiple leadership positions, including Senior Vice President, North America Commercial Operations, Global Marketing and Commercial Development. Previously, he served as Vice President and General Manager of Amgen’s Oncology Business Unit. His teams at Amgen were responsible for the successful launch of many products, including Aranesp®, Neulasta®, Vectibix®, Nplate®, Xgeva® and Prolia®. Previously, Mr. Daly spent over 16 years with Glaxo Wellcome/GlaxoSmithKline, where he held roles of increasing responsibility, including Senior Vice President, General Manager, Respiratory and Anti-Infective Business Unit, and led the U.S. launch of Advair®. Mr. Daly currently serves on the boards of directors of Argenx SE and Madrigal Pharmaceuticals, Inc., each public companies. During the past five years, Mr. Daly has served on the boards of directors of Chimerix Inc., Bellicum Pharmaceuticals, Inc. and Halozyme Therapeutics, Inc. Mr. Daly earned his B.S. in pharmacy and M.B.A. from the University at Buffalo, The State University of New York. The NCG Committee believes that Mr. Daly is qualified to serve as a member of our board of directors based on his extensive experience as an executive and director of life sciences companies.

Edmund P. Harrigan, M.D., has served as a director of the Company since November 2015. Since July 2015, Dr. Harrigan has served as Principal at Harrigan Consulting, LLC, a consulting firm providing business consulting services to life sciences companies. Previously, Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 to 2015, where he led a 3,500-person team in 80 countries that was responsible for collecting, interpreting and reporting clinical safety data for more than 600 marketed products, and managed regulatory interactions with global health agencies. Dr. Harrigan’s previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Earlier in his career at Pfizer, Dr. Harrigan served as Vice President of Clinical Development, Therapeutic Area Head, CNS and Pain. Before entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years. He currently serves on the boards of directors of Incyte Corp., a public company, and Modulo Inc., a privately-held company. During the past five years, Dr. Harrigan has served on the boards of directors of PhaseBio Pharmaceuticals, Inc., Bellicum Pharmaceuticals, Inc. and Karuna Therapeutics, Inc. Dr. Harrigan earned his B.A. in chemistry from St. Anselm College and holds an M.D. from the University of Massachusetts at Worcester. The NCG Committee believes that Dr. Harrigan is qualified to serve as a member of our board of directors based on his extensive medical industry and pharmaceutical industry experience.

Adora Ndu, Pharm.D., J.D., has served as a director of the Company since October 2022. Dr. Ndu has served as Chief Regulatory Affairs Officer of BridgeBio Pharma Inc. since January 2022, as Chief Regulatory and Interim Legal Officer at BridgeBio Pharma from October 2022 to September 2023, and as Chief Regulatory Officer & Executive Vice President of Portfolio Strategy and Management since October 2024. Dr. Ndu has also served as an adjunct faculty member at Johns Hopkins University since 2019. Prior to joining BridgeBio Pharma, Dr. Ndu served as Group Vice President, Worldwide Research & Development, Strategy, Scientific Collaborations and Policy at BioMarin Pharmaceutical Inc. from January 2021 to January 2022. She previously served in positions of increasing responsibility at BioMarin, including as Vice President, Regulatory Affairs, Policy, Research, Engagement & International from March 2019 to December 2020, Executive Director, Regulatory Affairs from September 2017 to March 2019 and Senior Director from February 2017 to September 2017. Dr. Ndu also served as an adjunct faculty member at the University of Maryland University College from 2016 to 2019, and in various roles at the U.S. Food and Drug Administration from 2008 to 2016, most recently as a Division Director in the Division of Medical Policy Development. Dr. Ndu currently serves on the board of directors of DBV Technologies S.A., a public company. Dr. Ndu earned her Pharm.D. from Howard University and her J.D. from the University of Maryland Francis King Carey School of Law. The NCG Committee believes that Dr. Ndu is qualified to serve as a member of our board of directors based on her extensive experience in the biopharmaceutical industry.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

Julian C. Baker has served as a director of the Company since December 2015. Mr. Baker is a Managing Member of Baker Bros. Advisors LP (“Baker Bros.”), a registered investment adviser focused on long-term investments in life-sciences companies. Mr. Baker founded Baker Bros. in 2000, together with his brother, Felix Baker, Ph.D. Prior to founding Baker Bros., Mr. Baker was a portfolio manager at Tisch Financial Management from 1994 to 1999. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. Mr. Baker currently serves on the boards of directors of Incyte Corporation, Madrigal Pharmaceuticals, Inc., and Prelude Therapeutics Inc., each public companies. Mr. Baker also serves as a member or observer on the boards of directors of several privately held biotechnology companies. The NCG Committee believes that Mr. Baker is qualified to serve as a member of our board of directors based on his extensive financial industry experience focused on life science companies.

Stephen R. Biggar, M.D., Ph.D., has served as a director of the Company since January 2013, and as chairman of our board of directors since June 2016. Dr. Biggar currently serves as Partner at Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies. Dr. Biggar joined Baker Bros. Advisors LP in 2000. Dr. Biggar currently serves on the boards of directors of Kiniksa Pharmaceuticals, Ltd. and TScan Therapeutics, Inc., each public companies. Dr. Biggar also serves on the board of directors of Notch Therapeutics, Inc., a private company, and the University of Rochester Board of Trustees. During the past five years, Mr. Biggar has served on the board of directors of Vivelix Pharmaceuticals Corp. and Neurogene, Inc. Dr. Biggar received an M.D. and a Ph.D. in immunology from Stanford University and received a B.S. in genetics from the University of Rochester. The NCG Committee believes that Dr. Biggar is qualified to serve as a member of our board of directors based on his scientific background and financial industry experience, as well as his public company board experience in the biopharmaceutical industry.

Daniel B. Soland has served as a director of the Company since March 2015. Mr. Soland most recently served as Senior Vice President and Chief Operating Officer of Idera Pharmaceuticals, Inc. from January 2021 to January 2023, and previously served as Chief Executive Officer of uniQure N.V., a human gene therapy company, from December 2015 until September 2016. Mr. Soland previously served as Senior Vice President and Chief Operating Officer of ViroPharma, Inc. starting in 2008 until it was acquired in 2014, and as Vice President and Chief Commercial Officer of ViroPharma from 2006 to 2008. During his tenure at ViroPharma, Mr. Soland managed the commercial, manufacturing and quality organizations, helped build the company’s commercial infrastructure in the United States, Europe, and Canada and led the launch of Cinryze®, one of the most successful ultra-orphan drugs in the United States. Mr. Soland served as President, Chiron Vaccines, of Chiron Corporation from 2005 to 2006 and led the growth of the vaccine business to over $1 billion in sales. From 2002 through 2005, Mr. Soland served as President and Chief Executive Officer of Epigenesis Pharmaceuticals. Earlier in his career, Mr. Soland worked for GlaxoSmithKline in increasing roles of responsibility from 1993 to 2002, including as Vice President and Director, Worldwide Marketing Operation, GSK Biologicals. He currently serves on the board of directors of DBV Technologies S.A. During the past five years, Mr. Soland served on the board of directors of KalVista Pharmaceuticals, Inc. Mr. Soland holds a B.S. in pharmacy from the University of Iowa. The NCG Committee believes that Mr. Soland is qualified to serve as a member of our board of directors based on his extensive management and commercial expertise in the biopharma industry.

Executive Officers

Set forth below is biographical information for each of our executive officers other than Ms. Owen Adams, whose biographical information is set forth above:

Jennifer J. Rhodes is our Executive Vice President, Chief Legal Officer and Secretary and has been with the Company since January 2024. Prior to joining the Company, Ms. Rhodes served Angion Biomedica Corp. as its Executive Vice President and Chief Business Officer from March 2022 to July 2023, and as General Counsel, Chief Compliance Officer and Corporate Secretary from January 2020 to March 2022. Ms. Rhodes previously served as General Counsel and Corporate Secretary at Adamas Pharmaceuticals, Inc. from April 2016 until January 2020, during which time she also served as Chief Compliance Officer since August 2016 and Chief Business Officer since January 2017. Prior to that, Ms. Rhodes served as General Counsel at Medivation, Inc. from June 2012 to September 2015, as Corporate Secretary from April 2013 to September 2015 and as Chief Compliance Officer from July 2012 to October 2014. From May 2006 to June 2012, Ms. Rhodes was an Assistant General Counsel at Pfizer Inc., as well as served as a global product lead for Pfizer Inc.’s primary care medicines. Earlier in her career, Ms. Rhodes served as an attorney with the Wall Street firm Weil, Gotshal & Manges LLP. Ms. Rhodes has a J.D. from Wake Forest University School of Law and a B.A. in Economics from Newcomb College of Tulane University.

Mark C. Schneyer has served as our Executive Vice President and Chief Financial Officer since December 2021. Mr. Schneyer joined the Company in May 2020 as Senior Vice President, Business Development and Chief Business Officer. From September 2021 to December 2021, he served as the Company’s Interim Chief Financial Officer. Mr. Schneyer joined the Company from Pfizer Inc., a publicly traded pharmaceutical company, where he was most recently Vice President, Business Development for the Upjohn division, from 2019 to May 2020. Mr. Schneyer joined Pfizer’s Worldwide Business Development organization in 2011 and served in various business development positions of increasing responsibility. Prior to serving at Pfizer, Mr. Schneyer was an investment banker at Lazard, a financial advisory and asset management firm from 1996 to 2010. Mr. Schneyer earned his B.S. in economics with a concentration in finance from the Wharton School of the University of Pennsylvania.

Elizabeth H.Z. Thompson, Ph.D. has served as our Executive Vice President, Head of Research and Development since April 2024. Prior to joining Acadia, she was with Amgen Inc. as Executive Vice President, Research and Development (Rare Disease) following its acquisition of Horizon Therapeutics plc from October 2023 to January 2024. At Horizon, she was Executive Vice President, Research and Development from March 2021 to October 2023, Group Vice President, Development and External Search from January 2020 to March 2021, and Vice President, Clinical Development (Rare Disease) from June 2018 to January 2020. Prior to joining Horizon, she was with AbbVie Inc. as Group Scientific Director, Clinical Development from April 2017 to May 2018 and Senior Scientific Director, Clinical Development, from September 2015 to April 2017 where she served as the clinical lead for risankizumab (SKYRIZI), supporting global submissions and approvals. Before AbbVie, she held roles at Raptor Pharmaceuticals Corp, InterMune Inc. and Amgen in a career spanning clinical development, business development and medical communications. Dr. Thompson currently serves on the board of directors of IGM Biosciences, Inc. Dr. Thompson received a B.S. in chemistry from Harvey Mudd College and a Ph.D. in macromolecular and cellular structure and chemistry from The Scripps Research Institute.

Thomas Garner has served as our Executive Vice President and Chief Commercial Officer since December 2024. Prior to joining Acadia, Mr. Garner was Senior Vice President and Chief Commercial Officer at Lexicon Pharmaceuticals, Inc. since October 2023. Mr. Garner also previously served in a series of commercial leadership positions at BMS, where he worked for more than 20 years at local, country and global levels across multiple brands and therapeutic areas before joining our company. At BMS, he most recently served as senior vice president and head of the U.S. cardiovascular and established brand business unit from August 2022 to October 2023 and as vice president and U.S. brand lead for Camzyos (mavacamten) from November 2020 to August 2022. Prior to joining BMS, Mr. Garner served in various commercial roles of increasing seniority with Eli Lilly and Company, and Boehringer Ingelheim. Mr. Garner holds a BSc (Honors) degree from the Royal Agricultural University in the United Kingdom and a certification in General Management from INSEAD in France.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the board of directors. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing rules. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in the applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all identified relevant transactions, arrangements or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the NCG Committee recommended to the Board, and the Board has affirmatively determined, that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Ms. Owen Adams, our Chief Executive Officer, and that Mr. Davis, our former Chief Executive Officer who left the Board during 2024, was not independent within the meaning of the applicable Nasdaq listing standards during the period he served on the Board in 2024.

Our independent directors meet at least quarterly in regularly scheduled executive sessions at which only non-employee directors are present and which are presided over by the Chair of the Board.

Board Leadership Structure

Our Board has an independent, non-executive Chair who has authority, among other things, to call and preside over meetings of our Board, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of our Board. Our Board believes that it is in the best interests of the Company and its stockholders for Dr. Biggar to continue to serve as Chair of the Board, in part given his significant knowledge and experience in our industry and a deep understanding of our company, our business and our strategic objectives, all of which will continue to benefit the Company during the year ahead. Our Board believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of our Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s functions is risk oversight for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly, as well as through various committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Compensation Committee is responsible for overseeing the Company’s executive compensation plans and arrangements and assessing whether any of our compensation policies or procedures has the potential to encourage excessive risk-taking. The Audit Committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements related to our finances, in addition to oversight of the performance of our internal audit function. The Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets with both our information technology and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. The NCG Committee manages risks associated with corporate governance, including the independence of the Board, potential conflicts of interest and whether our corporate governance guidelines are successful in preventing illegal or improper liability-creating conduct. Typically, the applicable Board committees discuss the applicable risk oversight at least annually at one of the regularly scheduled meetings for that committee with the relevant employees. However, both the Board as a whole and its committees receive incident reports as matters may arise. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and reports from management about such risks. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board of Directors

The Board of Directors met 16 times during 2024. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members.

Information Regarding Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Scientific Advisory Committee. The following table provides membership and meeting information for 2024:

Name	Audit Committee(1)	Compensation Committee(2)	Nominating and Corporate Governance Committee(3)	Scientific Advisory Committee
Julian C. Baker			X
Stephen R. Biggar		X*		X
Laura A. Brege	X*
James M. Daly	X	X
Elizabeth A. Garofalo		X		X
Edmund P. Harrigan	X			X*
Adora Ndu			X	X
Daniel B. Soland			X*
Meetings in 2024	4	4	1	6

* Committee Chair

(1) On November 13, 2024, Dr. Harrigan succeeded Mr. Soland as a member of our Audit Committee.

(2) On November 13, 2024, Dr. Garofalo succeeded Mr. Baker as a member of our Compensation Committee.

(3) On November 13, 2024, Dr. Ndu succeeded Ms. Brege as a member of our NCG Committee.

Below is a description of the Audit Committee, Compensation Committee and NCG Committee of the Board of Directors. The Board of Directors has determined that each member of such committees meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent, and was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates pursuant to a written charter that is available on our website at ir.acadia.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report. The functions of the Audit Committee include, among other things:

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reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services,
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reviewing our annual and quarterly results, financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management,
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reviewing and discussing with our independent registered public accounting firm and management, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting,
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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal auditing controls or auditing matters,

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establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and
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reviewing and approving any transaction with a related person that must be disclosed by us.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in the applicable Nasdaq listing standards). Our Board of Directors has determined that Ms. Brege qualifies as an “audit committee financial expert”, as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including her formal education, prior experience and business acumen.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at ir.acadia.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Audit Committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of such selection by the stockholders.

The foregoing report has been furnished by the Audit Committee.

Laura A. Brege, Committee Chair

James M. Daly

Edmund P. Harrigan, M.D.

Compensation Committee

The Compensation Committee is composed of three directors, each of whom is independent. The Compensation Committee operates pursuant to a written charter that is available on our website at ir.acadia.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report. The functions of the Compensation Committee include, among other things:

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reviewing and approving, or in its discretion, recommending for the approval of the Board of Directors the compensation and other terms of employment of our executive officers,
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reviewing and suggesting corporate performance goals and objectives relevant to such compensation, which shall support and reinforce our long-term strategic goals,
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reviewing and approving, or in its discretion, recommending for the approval of the Board of Directors the type and amount of compensation to be paid or awarded to non-employee directors for their service on our Board of Directors and its committees,
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evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification, administration or termination of existing plans and programs,
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establishing policies with respect to equity compensation arrangements,
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reviewing the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and approving any such agreements for all officers prior to approval by the Board of Directors, and
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considering and responding to votes by the Company’s stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining the Company’s recommendations regarding the frequency of advisory votes on executive compensation.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding compensation or individual performance objectives specific to the Chief Executive Officer. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the committee’s charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. For 2024, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as a compensation consultant to assist with Board and executive compensation. The Compensation Committee requested that FW Cook:

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evaluate the efficacy of the Company’s existing executive compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
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assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy, including developing performance-based incentives for executive officers.

As part of its engagement, for use in connection with the 2024 compensation, FW Cook was requested by the Compensation Committee to review and update, as necessary, the comparator group of companies used for fiscal 2023 compensation discussions and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, FW Cook also conducted ongoing discussions with certain members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. FW Cook ultimately developed recommendations in collaboration with our former Chief Executive Officer that were presented to the Compensation Committee for its consideration. Following an active dialogue with FW Cook and our former Chief Executive Officer, the Compensation Committee and/or the Board of Directors approved the recommendations discussed in the Compensation Discussion and Analysis section of this proxy statement.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In addition, in 1998, the Board of Directors formed a Non-Officer Stock Option Committee to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not executive officers of the Company. In February 2024, the Board of Directors delegated the authority to grant equity awards to employees who are not executive officers of the Company under the 2010 Equity Incentive Plan, as amended, to our prior Chief Executive Officer, Stephen R. Davis, and Ms. Rhodes, acting together. In June 2024, the Compensation Committee amended and restated the authority delegated to this committee, which amendment and restatement included renaming the Non-Officer Stock Option Committee to be the Equity Award Committee, delegating authority for the Equity Award Committee to grant equity awards to employees who are not executive officers of the Company under the 2024 Equity Incentive Plan (a successor plan to the 2010 Equity Incentive Plan) upon its approval by our stockholders at the annual meeting of stockholders in May 2024, and revised the composition of the Equity Award Committee to include the Chief Executive Officer, in their capacity as a member of the Board, and the Chief Legal Officer, each as appointed from time to time. Accordingly, upon Ms. Owen Adams’s appointment as our Chief Executive Officer in September 2024, she succeeded Mr. Davis on the Equity Award Committee. Currently, she and Ms. Rhodes, acting together, exercise the authority delegated to the Equity Award Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timeliness of grants to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. The authority of the Equity Award Committee is typically specified every quarter, but, generally, it may not grant equity awards having a target value in excess of $675,000 to any one employee. Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by the subcommittee.

The Compensation Committee meets to discuss and make recommendations to the Board of Directors regarding annual compensation adjustments, annual bonuses, annual equity awards, and new performance objectives. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year’s awards. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of performance is conducted by the Compensation Committee, which recommends to the Board of Directors any adjustments to that compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, compensation surveys, and recommendations of compensation consultants, including analyses of executive and director compensation paid at other companies identified by the compensation consultant.

The specific determinations of the Compensation Committee with respect to executive compensation for 2024 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Nominating and Corporate Governance Committee

The NCG Committee of the Board of Directors is composed of three independent directors and operates pursuant to a written charter that is available on our website at ir.acadia.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report. The functions of the NCG Committee include, among other things:

•
interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors,
•
evaluating nominations by stockholders of candidates for election to our Board of Directors,
•
evaluating the performance of our Board of Directors and applicable committees of the Board and making recommendations regarding continued service on the Board,
•
developing, reviewing and amending a set of corporate governance policies and principles, including our Code of Business Conduct and Ethics,
•
considering questions of possible conflicts of interest as well as independence requirements of nominees for the Board, and
•
overseeing and reviewing the processes and procedures we use to provide information to the Board of Directors and its committees.

Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the NCG Committee typically considers skills, experience, background, and such other factors as it deems appropriate given our current needs and the current needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. Such other factors may include possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the NCG Committee retains the right to modify director qualifications from time to time. The NCG Committee does not have a formal policy regarding diversity but does recognize the potential importance of diversity in board composition, including diversity of skills, experience, background, education and perspective, and believes that directors should represent a diversity of viewpoints. To these ends, the NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current and future needs, with the goal of having Board members who complement and strengthen the skills of each other and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board, including sound judgment, collegiality, and integrity.

The NCG Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of our Board. In the case of incumbent directors whose terms of office are set to expire, the NCG Committee reviews such directors’ experience, qualifications, attributes, overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. The NCG Committee also takes into account the results of the Board of Director’s annual self-evaluation. In the case of new director candidates, the NCG Committee also determines whether the nominee would be independent under applicable Nasdaq listing standards, and SEC rules and regulations with the advice of counsel, if necessary. The NCG Committee uses its network of contacts to compile a list of potential candidates, but has also engaged, when it deemed appropriate, a professional search firm. The NCG Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The NCG Committee meets to discuss and consider candidates’ qualifications and selects candidates for recommendation to the Board by majority vote. In 2024, the NCG Committee retained a national recruiting firm to assist in the process of identifying and evaluating director candidates.

The NCG Committee will consider director candidates recommended by stockholders. The NCG Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the NCG Committee must do so by delivering a written recommendation to the NCG Committee at the following address: c/o Corporate Secretary, Acadia Pharmaceuticals Inc., 12830 El Camino Real, Suite 400, San Diego, California 92130. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of our bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2026 Annual Meeting of Stockholders.”

ScienTIFIC Advisory COMMITTEE

The Scientific Advisory Committee of the Board is composed of four directors. The functions of the Scientific Advisory Committee include, among other things, assisting the Board in fulfilling its responsibilities to oversee the Company’s scientific activities, including its drug discovery, preclinical development and clinical development programs, and providing advice and assistance to the Company’s management with regard to the role, composition and management of the Company’s scientific advisory boards and clinical advisory boards, and other such advisory entities as may exist from time to time.

Board Skills and Experience

Our Board comprises a diverse group of individuals, each of whom possesses various complementary skills and business experience. We believe that our Board collectively has an appropriate mix of skills to guide and assist Acadia in seeking to achieve our long-term goals.

EXPERTISE	Biggar	Baker	Brege	Daly	Garofalo	Harrigan	Ndu	Owen Adams	Soland
Biopharma Industry
Operational Leadership
Drug Discovery, Development & Regulatory
Commercial
PhD/MD
Financial
Independence

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its individual directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Company’s Corporate Secretary at 12830 El Camino Real, Suite 400, San Diego, California 92130. All communications will be compiled by the Corporate Secretary and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by the Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters, discussed below, will be treated in accordance with that policy.

Corporate Social Responsibility

We partner beyond the science, so more possibilities shine through. While our primary passion is helping people fight biological diseases, our diverse team of employees is committed to doing so sustainably and ethically, while using our resources to give back. Our full Board has responsibility for oversight of corporate social responsibility matters that affect our business and key stakeholders, while the committees of the Board have oversight of certain topics, such as cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats for the Audit Committee.

Product Safety and Quality

Our patients trust us to deliver products that are both safe and effective. We set high ethical standards to responsibly research, develop and manufacture innovative medicines for diseases in areas with high unmet need. We maintain a comprehensive product safety and pharmacovigilance program, which is overseen by a Vice President for Drug Safety and Pharmacovigilance, who reports to the Executive Vice President, Head of Research and Development.

•
Policy: We have policies that uphold the standards provided by the U.S. Food and Drug Administration (“FDA”) to ensure quality, safe medicines.
•
Management: Our corporate governance emphasizes creating a culture of transparency and is committed to continuous improvement. We take a proactive approach to ensure quality by prioritizing regulatory compliance, personnel training, and performing routine compliance checks.
•
Manufacturing: Acadia partners with contract manufacturing organizations with a strong sustainability commitment as evidenced by their ongoing efforts in monitoring and improving their environmental impact via standardized and industry accepted certification programs such as EcoVadis and ISO 14064.
•
Drug Safety: We have a system of robust processes to review and evaluate the safety and quality defects, and we are committed to continuous improvement.

Access to Medicine and Support

Patients can’t benefit from what they don’t have access to. We support them by making sure they have access to resources through a safe, professional network.

•
Specialty Pharmacies: We work with specialty pharmacies to help patients navigate insurance and financial assistance as well as connect to advocacy organizations.
•
Acadia Connect®: Our platform that helps patients start and continue on treatment with support from care coordinators.

Giving Back

Through our commUNITY program events, Acadians let their generosity shine through by helping people experiencing homelessness, sponsoring families in need during the holidays led by our employee resource groups and building over 2,000 hygiene kits for families impacted by the fires in Los Angeles in partnership with the United Way. Acadia also donated to the American Red Cross of Greater Los Angeles, World Central Kitchen, the LA Fire Department Foundation and the Pasadena Humane Society to support fire relief efforts. Acadia participates in a range of service as broad as Acadia’s commitment to our communities.

We frequently donate to: Caregiver Action Network, Parkinson’s Foundation, the Michael J. Fox Foundation, and Rett Syndrome Angels.

Environment

We are committed to minimizing our environmental footprint and adherence to environmental and health and safety regulations. We minimize our carbon footprint in two key ways: our physical buildings and manufacturing process. Both of our office buildings limit their carbon footprint through energy-efficient design, and our San Diego building is Gold Level LEED certified. We have implemented various programs to increase the environmental sustainability of our operations, including programs to increase recycling and reduce waste, and energy usage. In our manufacturing process, our chemists are committed to “green chemistry,” increasing efficiencies, reducing materials, and minimizing waste. We continue to evolve our efforts, aiming for a long-term, sustainable future.

BUILDING AN INCLUSIVE WORKFORCE

We believe our diverse perspectives drive innovation and support our mission of elevating life through science. We are dedicated to fostering a culture of curiosity and belonging. Through our curiosity, we seek to understand more about ourselves, each other, and the work that we do. Through belonging, all our employees can bring their whole selves to work and let their whole selves shine through. In our community, our well-being is important, our diverse perspectives are celebrated, and we strive to treat each other equitably and fairly.

Our people & performance team oversees our talent development and recruitment strategies, and other workforce policies and practices, receives feedback from engagement surveys, focus groups, employee resource groups and regularly reports to our senior management with respect to our progress in building an inclusive workplace culture.

We believe that our differences are our strengths – that creating an environment where everyone, from any background, can do our best work on behalf of the community we serve is the right thing to do. We also believe our diverse perspectives drive innovation and support our mission of elevating life through science.

Professional Development

We are committed to the ongoing growth and development of all employees at Acadia. A variety of development offerings are available at Acadia, including our tuition reimbursement program, required new employee orientation, live training programs for individuals, teams and leaders, and on-demand tools and resources. We also provide new hire training for commercial field employees, role specific training for commercial field employees, and role specific training assigned through our learning management system, Acadia University. We recognize that professional development expands beyond formal learning and encourage employees to create an individual development plan which incorporates mentors, coaches, ongoing feedback and stretch assignments. We provide annual performance reviews of all employees and regularly provide employees with performance and career development feedback, and also seek to measure employee engagement and satisfaction through regular employee surveys. We believe these development opportunities enhance necessary skills and knowledge for current positions, for potential future positions at Acadia, and they enhance our employees’ overall engagement.

Code of Business Conduct and Ethics

As part of Acadia’s Comprehensive Compliance Program described below, we have adopted the Acadia Pharmaceuticals Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.acadia.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website. Acadia requires all employees to comply with its Code of Business Conduct and Ethics and its U.S. Healthcare Compliance Manual, and requires all employees to complete annual training.

Comprehensive Compliance Program

Acadia’s Comprehensive Compliance Program is aligned with (1) the United States Department of Health and Human Services, Office of Inspector General’s April 2003 “Compliance Program Guidance for Pharmaceutical Manufacturers” and (2) the Pharmaceutical Research and Manufacturers of America’s “Code on Interactions with Health Care Professionals.” Acadia’s Comprehensive Compliance Program has been designed to prevent and detect violations of company policy or law through a proactive and comprehensive training and communication approach, an open-door policy to discuss and report any concerns and a comprehensive auditing and monitoring platform. Every Acadia employee reviews and attests to Acadia’s Code of Conduct and Open Door Policy on an annual basis, all new hires go through an extensive compliance onboarding process and the compliance team retrains all commercial field employees regularly throughout the year on rules of engagement, Acadia promotional standards, patient privacy standards and appropriate interactions with both health care professionals and consumer audiences. Acadia’s full library of policies including the Code of Conduct and the Healthcare Compliance Manual as well as directional memos that are always available to all employees. In the event Acadia becomes aware of potential compliance concerns, it will, where appropriate, take steps to investigate the matter, pursue disciplinary action, and/or implement corrective measures to prevent future issues.

Hedging Policy

Our Insider Trading Policy prohibits our officers, directors, and other employees that may be designated from time to time by our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer or one or more individuals designated by any such officers from engaging in short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions with respect to our stock at any time. Our policy further prohibits such persons from engaging in transactions involving any purchase of our stock on margin, borrowing against our stock held in a margin account or pledge of our stock as collateral for a loan.

The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Insider Trading Arrangements and Policies

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.

Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at ir.acadia.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report.

Proposal 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2023 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Consistent with that preference, our Board is soliciting an advisory vote at the 2025 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the compensation philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to align executive compensation with the Company’s business objectives and corporate performance, to be consistent with current market practices, and to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2026 Annual Meeting of Stockholders.

Advisory approval of this proposal requires a “For” vote from a majority of the votes cast on this matter (excluding abstentions and broker non-votes). Abstentions are not treated as votes cast and, therefore, will have no effect on this proposal. NYSE has advised us that this proposal is considered a “non-routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, this will result in a broker non-vote, which will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2

Proposal 3:
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP was selected by the Audit Committee as our independent registered public accounting firm in March 2015. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Acadia and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from a majority of the votes cast on this matter (excluding abstentions). Abstentions are not treated as votes cast and, therefore, will have no effect on this proposal. We do not anticipate broker non-votes for Proposal 3 because NYSE has advised us that this proposal is considered a “routine” matter under NYSE rules.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2024 and 2023:

	Fiscal Year Ended December 31,
	2024	2023
Audit fees(1)	$1,701,869	$1,421,921
Tax fees(2)	644,908	510,698
Total fees	$2,346,777	$1,932,619

(1)
Represents fees for services rendered for the audit and reviews of our financial statements, including fees related to auditing work for our compliance with Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees for services associated with periodic reports and other documents filed with the SEC, including a consent and other documents issued in connection with such filing.
(2)
Represents fees for preparation of federal, state and foreign income taxes and related schedules and calculations.

Pre-Approval Policies and Procedures

The Audit Committee has pre-approval policies and procedures in place, pursuant to which services proposed to be performed by our independent registered public accounting firm are pre-approved by the Audit Committee. The policies generally provide for pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual service-by-service basis before the independent auditor is engaged to provide each service. The pre-approval of non-audit services also has been delegated to the Chair of the Audit Committee, but each pre-approval decision is reported to the full Audit Committee at its next scheduled meeting. All of the fees listed under the caption “Tax fees” above incurred in 2024 and 2023 were approved in accordance with our pre-approval policies and procedures.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 15, 2025 (the “Measurement Date”), by: (i) each of our directors and nominees for director, (ii) each of our Named Executive Officers (as defined below), (iii) all of our current directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and/or a review of Schedules 13D and 13G, if any, and other documents filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 166,788,517 shares outstanding on the Measurement Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to (i) the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 16, 2025, which is 60 days after the Measurement Date and (ii) the vesting of restricted stock units that will vest between the Measurement Date and April 16, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders:
Baker Bros. Advisors LP(2)	43,336,864	25.9%
Blackrock Inc.(3)	19,878,746	11.9%
The Vanguard Group(4)	13,396,009	8.0%
RTW Investments LP(5)	8,705,501	5.2%
Directors and Named Executive Officers:
Julian C. Baker(6)	43,336,864	25.9%
Stephen R. Biggar(7)	43,233,988	25.9%
Laura A. Brege(8)	144,752	*
James M. Daly(9)	133,002	*
Elizabeth A. Garofalo(10)	78,398	*
Edmund P. Harrigan(11)	190,252	*
Adora Ndu(12)	52,505	*
Daniel B. Soland(13)	196,752	*
Catherine Owen Adams	—	*
Stephen R. Davis(14)	2,730,858	1.6%
Thomas Garner	—	*
Jennifer Rhodes(15)	37,941	*
Mark C. Schneyer(16)	243,293	*
Elizabeth Thompson	—	*
All current directors and executive officers as a group (13 persons)(17)	44,539,857	26.5%

* Less than one percent.

(1)
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Acadia Pharmaceuticals Inc., 12830 El Camino Real, Suite 400, San Diego, California 92130.

(2)
The shares of common stock reported to us as beneficially owned by Baker Bros. Advisors LP (the “Adviser”) includes (i) 3,546,939 shares directly held by 667, L.P. (“667”), (ii) 102,876 shares beneficially owned by Julian C. Baker, (iii) 102,876 shares owned by Felix J. Baker, (iv) 39,254,169 shares directly held by Baker Brothers Life Sciences LP (“BBLS” and together with 667, the “Funds”), (v) 127,098 shares issuable to Julian C. Baker upon the exercise of stock options exercisable within 60 days of the Measurement Date, (vi) 126,098 shares issuable to Stephen R. Biggar upon the exercise of stock options exercisable within 60 days of the Measurement Date, (vii) 27,500 shares held by Stephen R. Biggar as a result of exercising stock options awarded for services as a director, (viii) 24,654 shares held by Julian C. Baker following the vesting and settlement of restricted stock units awarded for services as a director, and (ix) 24,654 shares held by Stephen R. Biggar following the vesting and settlement of restricted stock units awarded for services as a director. This amount does not include an aggregate of 489,269 shares issuable upon the exercise of prefunded warrants held by the Funds, which are subject to a 19.99% beneficial ownership limitation. As a result of this beneficial ownership limitation none of the prefunded warrants are exercisable. Pursuant to management agreements, as amended, among the Adviser, the Funds and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments, and thus may be deemed to beneficially own all shares held by the Funds. Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the sole general partner of the Adviser and thus may be deemed to beneficially own all shares held by the Adviser and the Funds. Julian C. Baker and Felix J. Baker have voting and investment power over the shares held by each of the Funds as managing members of the Adviser GP, and thus may be deemed beneficially own the shares held by the Funds. Dr. Biggar is a full-time employee of the Adviser and currently serves on the Board of Directors of the Company as a representative of the Funds. Pursuant to the policies of the Adviser, Julian C. Baker and Dr. Biggar do not have a right to any of the Company’s securities issued as compensation for their service on the Board of Directors and the Funds are entitled to an indirect proportionate pecuniary interest in such securities. The Funds each own an indirect proportionate pecuniary interest in such securities. Solely as a result of their ownership interest in (i) the general partners of the Funds and (ii) the Funds, Felix J. Baker and Julian C. Baker may be deemed to have an indirect pecuniary interest in the shares of common stock, stock options, common stock issued upon exercise of stock options, restricted stock units and common stock received upon vesting of restricted stock units issued as compensation for such board service. Pursuant to the policies of the Adviser, the Adviser has voting and dispositive power over the stock options, restricted stock units and any common stock received as a result of the exercise of stock options or vesting of restricted stock units. Julian C. Baker, Felix J. Baker, Stephen R. Biggar, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The address for Julian C Baker, Felix J. Baker, the Adviser and the Adviser GP is 860 Washington Street, 3rd Floor, New York, New York 10014. This information is based on the most recent Schedule 13D and Form 4 filed on behalf of the Advisor, subsequent filings, information supplied by Stephen R. Biggar and Julian C. Baker, and our records relating to current outstanding stock options and restricted stock units.
(3)
The address for Blackrock Inc. is 50 Hudson Yards, New York, NY 10001. This information is based on its most recently filed Schedule 13G.
(4)
The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This information is based on its most recently filed Schedule 13G.
(5)
The shares of common stock reported to us as beneficially owned by RTW Investments LP are directly held by certain funds of which RTW Investments LP, a Delaware limited partnership, is the investment adviser. Roderick Wong, M.D. is the Managing Partner and Chief Investment Officer of RTW Investments LP. The address for RTW Investments LP is 40 10th Avenue, Floor 7, New York, New York 10014. This information is based on its most recently filed Schedule 13G.
(6)
Includes securities described in note 2 above. Mr. Baker disclaims beneficial ownership of all shares held by the Adviser GP, the Adviser and the Funds, except to the extent of his indirect pecuniary interest therein.
(7)
Includes securities described in note 2 above, exclusive of the 102,876 shares owned directly by Julian C. Baker. Dr. Biggar is an employee of the Adviser but disclaims beneficial ownership of any securities held by the Funds. Additionally, pursuant to an agreement between Dr. Biggar and the Adviser, Dr. Biggar disclaims beneficial ownership of any stock options, restricted stock units and any common stock received as a result of the exercise of stock options or vesting of restricted stock units granted to him for services he performs as an employee of the Adviser.
(8)
Includes 20,154 shares owned by Ms. Brege and 124,598 shares issuable to Ms. Brege upon the exercise of stock options exercisable within 60 days of the Measurement Date.
(9)
Includes 24,654 shares owned by Mr. Daly and 108,348 shares issuable to Mr. Daly upon the exercise of stock options exercisable within 60 days of the Measurement Date.
(10)
Includes 22,514 shares owned by Dr. Garofalo and 55,884 shares issuable to Dr. Garofalo upon the exercise of stock options exercisable within 60 days of the Measurement Date.
(11)
Includes 25,654 shares owned by Dr. Harrigan and 164,598 shares issuable to Dr. Harrigan upon the exercise of stock options exercisable within 60 days of the Measurement Date.
(12)
Includes 15,414 shares owned by Dr. Ndu and 37,091 shares issuable to Dr. Ndu upon the exercise of stock options exercisable within 60 days of the Measurement Date.

(13)
Includes 34,654 shares owned by Mr. Soland and 162,098 shares issuable to Mr. Soland upon the exercise of stock options exercisable within 60 days of the Measurement Date.
(14)
Includes (a) 450,566 shares owned by Mr. Davis, (b) 2,262,958 shares issuable to Mr. Davis upon the exercise of stock options exercisable within 60 days of the Measurement Date and (c) 17,334 shares issuable to Mr. Davis upon the vesting of restricted stock units within 60 days of the Measurement Date.
(15)
Includes 1,020 shares owned by Ms. Rhodes and 36,921 shares issuable to Ms. Rhodes upon the exercise of stock options exercisable within 60 days of the Measurement Date.
(16)
Includes (a) 53,302 shares owned by Mr. Schneyer, (b) 178,538 shares issuable to Mr. Schneyer upon the exercise of stock options exercisable within 60 days of the Measurement Date and (c) 11,453 shares issuable to Mr. Schneyer upon the vesting of restricted stock units within 60 days of the Measurement Date.
(17)
Includes securities described in notes 6 through 13 and 15 through 16.

Executive Compensation –
Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of the Board of Directors, which consists entirely of independent directors, administers the Company’s executive compensation program. The role of the Compensation Committee is to oversee compensation and benefit plans and policies, to administer stock plans, and to review and recommend to the full Board of Directors for approval all compensation decisions relating to executive officers. Our named executive officers for the fiscal year ended December 31, 2024 and relevant positions were:

•
Catherine Owen Adams, our Chief Executive Officer and Principal Executive Officer;
•
Mark C. Schneyer, our Executive Vice President, Chief Financial Officer and Principal Financial Officer;
•
Jennifer J. Rhodes, our Executive Vice President, Chief Legal Officer and Corporate Secretary;
•
Elizabeth H.Z. Thompson, our Executive Vice President, Head of Research and Development;
•
Thomas Garner, our Executive Vice President, Chief Commercial Officer; and
•
Stephen R. Davis, our former President and Chief Executive Officer;

Ms. Owen Adams was appointed as Chief Executive Officer effective as of September 20, 2024, Ms. Rhodes was appointed as Executive Vice President, Chief Legal Officer and Corporate Secretary effective as of February 6, 2024, Dr. Thompson was appointed as Executive Vice President and Head of Research and Development effective as of April 4, 2024, and Mr. Garner was appointed as Executive Vice President and Chief Commercial Officer effective as of December 9, 2024.

Mr. Davis’s employment with the Company ended effective as of September 23, 2024, and he is currently serving as a consultant in accordance with an Executive Transition Agreement entered into with the Company, as further described below.

Executive Compensation Objectives and Philosophy

The Company’s executive compensation policies are designed to:

•
align executive compensation with business objectives and corporate performance;
•
attract and retain executive officers who contribute to the Company’s long-term success;
•
reward and motivate executive officers who contribute to operating and financial performance; and
•
link executive officer compensation and stockholder interests through the grant of long-term incentives.

The Compensation Committee believes that compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should encourage and reward performance as measured against pre-established goals. The Compensation Committee evaluates both performance and compensation to make sure that compensation provided to executives of the Company remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biotechnology and pharmaceutical industry, taking into account the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation but views each element as related but distinct.

The Compensation Committee’s philosophy is anchored by its strong pay-for-performance orientation and alignment with stockholder interests, based on the following beliefs.

•
“At-risk” compensation focuses executives on achievement of short- and long-term goals. The Company’s executive compensation program is primarily performance-based, for both short-term incentives (i.e., annual cash bonuses) and long-term incentives (i.e., equity awards). In 2024, most of the direct compensation (i.e., base salary, regular annual cash incentives and the grant date fair market value of equity awards, in each case as reflected in the 2024 Summary Compensation Table) of our current CEO, our former CEO and of the other named executive officers on average was variable (approximately 94%, 90% and 89%, respectively), based on performance and/or stock price. For our current CEO, “at-risk” compensation did not include annual cash bonus because it was guaranteed under an employment agreement with the Company. In addition, for our former CEO, “at-risk” compensation did not include incremental fair value of modified restricted stock unit awards and modified option awards pursuant to the Executive Transition Agreement. Compared to 2023, the variable component of compensation for our named executive officers was higher in 2024 because our current CEO and three other named executive officers (excluding our former CEO) began their employment with the Company during 2024 and, accordingly, they received new hire equity awards with grant values that exceeded the value of target annual equity awards customary for their roles.

•
Short-term cash incentives should be based on objective, measurable goals to drive the achievement of strong annual performance. For 2024, under the annual cash incentive program, the current CEO was eligible for a target bonus of 80% of base salary, and the other named executive officers were eligible for target bonuses of 50% of base salary. Under this program, if the threshold, or minimum, performance level of a particular goal is not achieved, there is no payout. If a particular goal is achieved at only a threshold performance level, 75% (or 50% in the case of sales goals) of the target bonus is payable, and if such goal is achieved at the outperform (i.e., highest) level, a maximum of 150% (or 200% in the case of sales goals) of the target bonus is payable, with an overall cash incentive payout cap of 150% of target. Consistent with our pay-for-performance philosophy, based on our results for 2024, annual cash incentives were paid out at approximately 87% of target. Bonuses for executives that were employed for only a portion of the year were prorated accordingly, and given that his start date was late in the year, Mr. Garner was not eligible for a 2024 bonus payment. Our former CEO was not eligible to receive annual cash incentive payouts for 2024.
•
Performance stock units reward executives for long-term performance. In 2024, performance stock units (“PSUs”) represented 50% of our former CEO’s annual equity grant value, 50% of our current CEO’s new hire equity grant value, and 25% of all other senior management’s annual equity grant value. With the exception of our current CEO, new hires during 2024 received an alternative equity mix, as discussed further below. The PSUs granted prior to 2024 become vested only upon the determination by the Compensation Committee that specific, and difficult to attain, long-term commercial, clinical, regulatory and business development objectives have been achieved. In August 2024, the Compensation Committee determined that two goals (NUPLAZID net product sales and DAYBUE net product sales) were achieved in 2024 with respect to the PSUs granted in 2022 and 2023. With respect to the 2022 PSUs, such achievement earned a total of five (5) points towards the performance measurement, resulting in the vesting of one-quarter of the number of target performance awards. With respect to the 2023 PSUs, such achievement earned a total of six (6) points towards the performance measurement, resulting in the vesting of one-half of the number of target performance awards. NUPLAZID net product sales goal achieved was exceeding $550 million in a trailing four (4) quarter period, and DAYBUE net product sales goal achieved was exceeding $300 million in a trailing four (4) quarter period. NUPLAZID net product sales during the four (4) quarter period ended March 31, 2024 was $560.7 million, and DAYBUE net product sales during the four (4) quarter period ended June 30, 2024 was $314.4 million. Additional points may be earned with respect to both the 2022 PSUs and the 2023 PSUs for achieving higher NUPLAZID net product sales and DAYBUE net product sales, consistent with the Company’s policy to reward executives for long-term performance. As of the end of 2024, it is not possible to meet any additional objectives pertaining to the performance equity grants for 2017, 2018, and 2019. As a consequence, only 50% of those awards were earned over their respective performance periods. Currently, additional vesting of PSUs granted in 2020-2024 remains possible.

For the PSUs granted beginning in 2024, based on stockholder feedback, the Compensation Committee replaced the operational objectives with a relative total stockholder return (“TSR”) approach. See “Stockholder Engagement – 2024 PSU Program Changes.”

•
Stock options are inherently performance-based, as executives realize value only if there is stock price appreciation and such appreciation is maintained through the applicable vesting and exercise dates. Time-based stock options represented 50% of senior management’s annual grant value in 2024. With the exception of our current CEO, new hires during 2024 received an alternative equity mix, as discussed further below. As of April 10, 2025, all of the outstanding annual stock options for each named executive officer were underwater, which illustrates the alignment of the long-term equity program with stockholder interests.

•
Restricted stock units are part of a balanced portfolio of equity awards. Consistent with stockholder feedback, time-based restricted stock units (“RSUs”) were retained as part of the equity program and represented 25% of senior management’s annual grant value in 2024, except neither our former CEO nor our current CEO were granted RSUs. Other new hires during 2024 received an alternative equity mix, as discussed further below.

Company Performance in 2024

The Company experienced both successes and challenges in 2024. While the Company achieved strong NUPLAZID net product sales and profitability, progressed two late-stage assets as well as its robust early-stage pipeline and continued to invest in future growth through active business development, it did not meet its DAYBUE net product sales target. Net revenues increased 32% compared to 2023, reflecting strong growth in net product sales of both NUPLAZID and DAYBUE. In addition, a number of R&D and business development objectives were achieved during the year, including enrollment in late-stage clinical trials for Prader-Willi syndrome and Alzheimer’s disease psychosis, and the in-licensing or acquisition of several programs, including exclusive, worldwide license to ACP-711, significantly bolstering the Company’s pipeline.

The Company’s annualized TSR was 41% for the one-year period ending December 31, 2024, which ranked in the lower quartile of its company-selected 2024 peer group. The Compensation Committee believes that the Company is well-positioned to execute on its long-term objectives, including maximizing the profitability of NUPLAZID and DAYBUE, completing ongoing and planned clinical trials, and continuing to invest in its pipeline through business development. Of particular significance is the Company’s ability to generate positive cash flow from operations to fund further growth, having ended 2024 with approximately $756.0 million in cash, cash equivalents, and investment securities.

Stockholder Engagement

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2024 Annual Meeting, approximately 94% of the “say-on-pay” present or represented by proxy and entitled to vote on the matter were in favor of the compensation of the Company’s named executive officers in 2023. Despite the high approval rating, the Compensation Committee continues to value stockholder feedback. The following table summarizes the executive compensation feedback the Company received in 2024 with respect to its PSU program, and the actions taken in response.

WHAT WE HEARD	HOW WE RESPONDED
• Some stockholders raised concerns regarding the operational goals-based PSUs and the level of disclosure of achievement of such goals.
•
Based on stockholder feedback, for the PSUs granted beginning in 2024, the Compensation Committee replaced the operational goals with a relative TSR approach.
•
In addition, in 2024, PSUs represented 50% of our former CEO’s annual equity grant value, compared to 25% of his annual equity grant value in 2023. Time-based RSUs were not part of his 2024 annual grant.
•
With regard to the outstanding performance options and performance stock units, the Company included additional disclosure as to the achievement of related operational goals. See “Executive Compensation Objectives and Philosophy – “At-risk” compensation focuses executives on achievement of short- and long-term goals ”.

2024 PSU Program Changes. The Compensation Committee understood from stockholders that there was concern over the inclusion of operational objectives in the PSU program, which were viewed as potentially encouraging a shorter-term focus and not being directly aligned with shareholder return. In response, after a review of peer practices, and taking into account input from the Compensation Committee’s independent compensation consultant, the Compensation Committee changed the structure of the PSU design, beginning with 2024 grants, such that awards are earned for the Company’s TSR performance over a three-year measurement period relative to a subset consisting of the approximately 65% of the members of the Nasdaq Biotechnology Index that are most similar to the Company – i.e., excluding (1) recent-public companies, (2) companies with less than $100 million in revenues and market capitalizations less than $1 billion, and (3) pharmaceutical companies with market capitalizations of over $100 billion.

Earnouts under the re-designed PSUs, which were granted on March 25, 2024, range from 0% to 150% of target as follows:

	Acadia’s TSR vs. Peer Companies	% of Target Earned(1)
Maximum	75th Percentile	150%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
	Below 25th Percentile	0%

(1)
Straight-line interpolation is used to calculate earnouts for performance between threshold and target and target and maximum.

In addition, earnouts under the re-designed PSUs are capped at 100% of target if the Company’s TSR performance over the applicable three-year measurement period is negative.

The Compensation Committee determined that this change would demonstrate responsiveness to stockholder feedback and simplify the PSU program in alignment with peer and market practice. In addition, in 2024, PSUs represented 50% of our former CEO’s annual equity grant value, compared to 25% of his annual equity grant value in 2023. Time-based RSUs were not part of his 2024 annual grant. Our new CEO’s new hire grant similarly consisted of 50% relative TSR PSUs, which may be earned as described above, and 50% stock options.

Positive Pay Practices

The Company’s executive compensation program reflects several positive pay governance practices, as follows:

What We Do	What We Don’t Do

✓ Grant compensation that is primarily at-risk and tied to performance	× Allow hedging or pledging of Company equity
✓ Subject short- and long-term incentive compensation to measurable and rigorous goals	× Reprice stock options
✓ Use an independent compensation consultant	× Provide excessive perquisites
✓ Cap annual cash incentive payments and relative TSR PSUs at 150% of target (and cap operating goal PSUs granted in previous years at 200% of target)	× Provide supplemental executive retirement plans
✓ Structure compensation to avoid excessive risk taking	× Pay excise tax gross-ups on change in control payments
✓ Provide competitive compensation that is compared against an industry peer group	× Provide automatic “single trigger” change in control payments
✓ Have rigorous stock ownership guidelines	× Provide excessive severance benefits
✓ Have a “clawback” policy that covers cash and equity incentive awards

Determining Executive Compensation

Peer Group and Benchmarking

General. The Compensation Committee uses a peer group developed in coordination with an independent compensation consulting firm to assist it in understanding market factors, including the range of base salary, target annual incentive compensation, and equity grant levels offered for comparable roles at comparable companies. The Compensation Committee looks to the peer group of companies, as well as the broader market, as a baseline for executive compensation decisions. Generally, it does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the peer group or broader market. Instead, when determining compensation for executive officers, the Compensation Committee takes into account a broad array of factors, including the experience level of the executives in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each executive officer during the year relative to individual, pre-defined goals and objectives.

2024 Peer Group. In the fall of 2023, the Compensation Committee engaged an independent compensation consulting firm, FW Cook, to assist it with the development of an updated peer group to reference for 2024 compensation. The following changes were made to the peer group: Axsome Therapeutics, Exelixis, Ionis Pharmaceuticals, Jazz Pharmaceuticals, Neurocrine Biosciences, and Sarepta Therapeutics were added, and Biohaven Pharmaceuticals, ChemoCentryx, FibroGen, Global Blood, Ironwood Pharmaceuticals, Nektar Therapeutics, and Sorrento Therapeutics were removed. The updated peer group reflects changes that were made primarily in consideration of peers that were either outside the size criteria (e.g., market capitalization was too low) or were acquired or otherwise ceased to exist as independent public companies since the time the peer group was last approved in the fall of 2022. In establishing the peer group for 2024, the Compensation Committee considered potential peer companies’ stage of development and size (especially market capitalization) relative to Acadia. The resulting peer group used for 2024 compensation decisions consisted of:

Alkermes	Ionis Pharmaceuticals
Amicus Therapeutics	Jazz Pharmaceuticals
Apellis Pharmaceuticals	Neurocrine Biosciences
Axsome Therapeutics	Pacira BioSciences
Biocryst Pharmaceuticals	PTC Therapeutics
Blueprint Medicines	Sage Therapeutics
Corcept Therapeutics	Sarepta Therapeutics
Exelixis	Supernus Pharmaceuticals
Insmed	Ultragenyx
Intra-Cellular Therapies

When the 2024 peer group was selected in September 2023, Acadia’s market capitalization of approximately $4.4 billion was at the 61st percentile of the peer group when measuring the peers over the last fiscal year on average (to align with their most recent compensation disclosure).

In the summer of 2024, with the assistance of FW Cook, the Compensation Committee approved an updated peer group to be used as context for 2025 compensation decisions. The following changes were made to the peer group: Catalyst Pharmaceuticals, Dynavax Technologies, Harmony Biosciences, Ironwood Pharmaceuticals, and Rhythm Pharmaceuticals were added, and Sarepta Therapeutics was removed. The updated peer group results in a peer group with the Company’s market capitalization of $2.6 billion at the time slightly below the median and revenue in the upper quartile.

Performance Evaluation

Historically, the Chief Executive Officer has evaluated the performance of the other executive officers on an annual basis and made recommendations to the Compensation Committee with respect to salary adjustments, bonuses and equity awards. For 2024, Ms. Owen Adams provided guidance to the Compensation Committee on the Company’s achievement of corporate goals, based on her discussions with senior management. The Compensation Committee exercises its discretion in determining recommendations to the Board for salary adjustments and discretionary cash and equity awards for executive officers. Ms. Owen Adams did not participate in, and was not present during, any deliberations or determinations of the Compensation Committee regarding her compensation or her performance.

Elements of Executive Compensation

Compensation for executives consists of four principal components: base salary, potential annual incentive bonus, long-term incentives, and post-employment compensation. Changes to these components have been generally determined and made or paid, as appropriate, in the winter of each year.

Base Salary

We provide a base salary to each of our executive officers in order to provide a stable means of cash compensation designed to provide competitive compensation that reflects the contributions and skill levels of each executive officer. As a general matter, the base salary for each executive is initially established through arm’s-length negotiation at the time of hire, taking into account such executive’s qualifications, experience, prior salary (if available), and competitive market salary information for similar positions in the biotechnology industry. Base salaries of executives are reviewed annually and any adjustment is determined by an assessment of corporate performance, the performance of each executive officer against his or her individual job and functional area’s responsibilities including where appropriate, the impact of such performance on the Company’s business results, the financial position of the Company, and competitive market conditions for executive compensation for similar positions. For 2024, base salaries were increased as follows, with adjustments for Mr. Schneyer reflecting shortfalls from median:

Name	2023 Salary	2024 Salary	% Increase
Catherine Owen Adams	N/A	$900,000	N/A
Mark C. Schneyer	$487,970	$524,570	8%
Jennifer J. Rhodes	N/A	$515,000	N/A
Elizabeth H.Z. Thompson	N/A	$630,000	N/A
Thomas Garner	N/A	$525,000	N/A
Stephen R. Davis	$862,120	$896,600	4%

Annual Incentive Bonuses

The Compensation Committee believes that performance-based cash bonuses play an important role in providing incentives to executives to achieve defined annual corporate goals. At the beginning of each year, the Compensation Committee reviews a detailed set of overall corporate annual incentive performance goals for the current year that are prepared by management. For 2024, if those goals are achieved in full, 75% of the executives’ annual target incentive awards would be earned. In early 2024, the Compensation Committee reserved and later exercised its ability to approve additional corporate performance goals at mid-year that would result, if achieved in full, in the remaining 25% of the executives’ annual target incentive awards being earned. Beginning with the 2025 performance-based cash bonus plan, all annual incentive performance goals are set at the beginning of the year with no mid-year holdback.

The performance metrics against which executive officers are measured are pre-established, clearly communicated, measurable, and consistently applied. The Compensation Committee considers these metrics to be objectively measurable, rigorous and not susceptible to discretionary interpretation or application.

The target annual incentive bonuses in 2024 were as follows in the table below. Actual bonuses can range from 0 to 150% of the applicable target percentage based on the Compensation Committee’s quantifiable assessment of total corporate goal achievement to align delivered pay with actual performance.

Name	Base Salary Paid in 2024	Target Bonus (as % of Base Salary)	Target Bonus
Catherine Owen Adams(1)	$245,769	80%	$196,615
Mark C. Schneyer	$518,470	50%	$259,235
Jennifer J. Rhodes(1)	$478,026	50%	$239,013
Elizabeth H.Z. Thompson(1)	$281,884	50%	$140,942
Thomas Garner(2)	N/A	N/A	N/A
Stephen R. Davis(3)	$648,599	80%	$518,879

(1)
Because Mses. Owen Adams and Rhodes and Dr. Thompson began employment with the Company during 2024, their annual cash bonuses were prorated such that their target bonus percentage was applied to the salary they were paid in 2024.
(2)
Mr. Garner was not eligible to receive an annual cash bonus in 2024.
(3)
Mr. Davis was not eligible to receive an annual cash bonus in 2024 as further described under “Executive Transition Agreement with Mr. Davis”.

For 2024, the Board established corporate goals related to the following categories:

2024 Corporate Annual Cash Incentive Plan Goals(1)		Target Points	Achievement
1.	NUPLAZID net product sales(2)	10.0(2)	16.3(2)
2.	NUPLAZID Profitability	5.0	7.5
3.	DAYBUE net product sales(3)	45.0(3)	17.6(3)
4.	Enrollment in ACP-204 Phase 2/3 study in Alzheimer’s disease psychosis	10.0	8.5
5.	Enrollment in ACP-101 Phase 3 study in Prader-Willi syndrome	10.0	9.4
6.	Early-stage research and development goals	5.0	7.5
7.	Positive top-line results in pimavanserin NSS Phase 3 study(4)	—	—
8.	Business development transactions	15.0	20.6
	Total:	100	87.4

(1)
These corporate performance goals include highly sensitive competitive data, including pre-clinical, clinical, regulatory and financial targets. Except as set forth below, we do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. We purposely set these goals at challenging levels. Revealing certain elements of these goals could potentially reveal insights about our pre-clinical, clinical, regulatory and strategic plans or objectives that our competitors or potential collaborators could use against us.
(2)
The applicable annual NUPLAZID net product sales threshold, target and outperform levels set at beginning of year and at mid-year, and the applicable points, were as follows:

2024 NUPLAZID Net Product Sales (in millions) and Points
	Beginning-of-Year Goals	Mid-Year Goals
Threshold	$565 (3.75 points)	$590 (1.25 points)
Target	$585 (7.5 points)	$600 (2.5 points)
Outperform at 150%	$605 (11.25 points)	$610 (3.75 points)
Outperform at 200%	$625 (15.0 points)	$625 (5.0 points)

The final achievement measurement is subject to the adjustments that the Board reserved the right to make at its discretion at the time the goals were set, noting that the Board determined that any unplanned changes in weighted average cost associated with price increases or discounts and unbudgeted year-end inventory levels should not affect measurement of achievement. The actual full-year 2024 net product sales of NUPLAZID were $609.4 million and this figure was used to measure the achievement. Straight-line interpolation is used to measure the achievement for performance between threshold and target and target and the final outperform performance level.

(3)
The applicable annual DAYBUE net product sales threshold, target and outperform levels set at beginning of year and at mid-year, and the applicable points, were as follows:

2024 DAYBUE Net Product Sales (in millions) and Points
	Beginning-of-Year Goals	Mid-Year Goals
Threshold	$360 (11.25 points)	$340 (11.25 points)
Target	$403 (22.5 points)	$355 (22.5 points)
Outperform at 150%	$446 (33.75 points)	$365 (33.75 points)
Outperform at 200%	$489 (45.0 points)	$375 (45.0 points)

The final achievement measurement is subject to the adjustments that the Board reserved the right to make at its discretion at the time the goals were set, including based on any changes in price, which the Board determined should not affect measurement of achievement. The actual full-year 2024 net product sales of DAYBUE were $384.4 million and this figure was used to measure the achievement. Straight-line interpolation is used to measure the achievement for performance between threshold and target and target and the final outperform performance level.

(4)
No target points were assigned. However, subject to the Board’s discretion, ten (10) additional points were available if topline results in pimavanserin NSS Phase 3 study were positive. As such results were negative, no points were awarded.

Actual payout was determined by the Compensation Committee based on achievement of the pre-established goals, which have individual weightings and criteria for determination of payout above and below target levels.

The Compensation Committee applied the pre-established quantitative criteria to assessing 2024 annual incentives. Both NUPLAZID net product sales and profitability exceeded target, as detailed above, while DAYBUE net product sales were below target. Advanced R&D objectives were achieved below the target levels, and accordingly the Compensation Committee awarded points at below the target levels. Early R&D objectives were achieved at an outperform level, and accordingly the Compensation Committee awarded points at an outperform level. Finally, in the business development category, the execution of several transactions, most notably the exclusive, worldwide license to ACP-711, was deemed by the Compensation Committee to warrant points being earned at an outperform level. The total annual cash incentive percentage, therefore, was 87.4% of target for each executive. The resulting individual bonus payouts were as follows:

Name	2024 Annual Bonus Achieved (as % of Target)	Actual Bonus for 2024	Actual Bonus for 2024 (as % of Prorated Base Salary)
Catherine Owen Adams(1)(2)	100%	$196,721	80.0%
Mark C. Schneyer	87.4%	$226,719	43.7%
Jennifer J. Rhodes(1)	87.4%	$207,933	43.7%
Elizabeth H.Z. Thompson(1)	87.4%	$117,399	43.7%
Thomas Garner(3)	N/A	N/A	N/A
Stephen R. Davis(4)	N/A	N/A	N/A

(1)
Because Mses. Owen Adams and Rhodes and Dr. Thompson began employment with the Company during 2024, their annual cash bonuses were prorated.
(2)
Ms. Owen Adams was entitled to a prorated bonus at target for her services in 2024 under an employment agreement with the Company.
(3)
Mr. Garner was not eligible to receive an annual cash bonus in 2024.
(4)
Mr. Davis was not eligible to receive annual cash bonus in 2024 as further described under “Executive Transition Agreement with Mr. Davis”.

Long-Term Incentives

The target grant value of equity awards is based on the executive’s position, the executive’s performance in the prior year, the Company’s overall performance, and the executive’s potential for continued sustained contributions to the Company’s success. For new executive officers, the target value of equity awards is established through arm’s-length negotiation at the time of hire, taking into account such executive’s qualifications, experience, and competitive market salary information for similar positions in the biotechnology industry. The Compensation Committee also considers benchmarking of peer long-term incentive grant values as provided by FW Cook. The Compensation Committee set the 2024 target annual equity grant values near or below the 50th percentile of the peer group for each of the named executive officers eligible to receive annual equity award in 2024.

Individual 2024 annual and new hire equity grant values are as follows:

Name	Grant Type	2024 Target Long-Term Incentive Value	2024 Actual Grant Date Fair Value(1)
Catherine Owen Adams(2)	New Hire	$6,500,000	$6,638,167
Mark C. Schneyer	Annual	$2,250,000	$1,725,613
Jennifer J. Rhodes(3)	New Hire	$3,000,000	$2,579,358
Elizabeth H.Z. Thompson(4)	New Hire	$4,500,000	$3,847,322
Tom Garner(5)	New Hire	$3,000,000	$3,438,089
Stephen R. Davis(6)	Annual	$8,000,000	$6,135,523

(1)
Value differs from target Long-Term Incentive value because the number of awards granted is calculated using the 30-trading day volume weighted average price prior to grant, rather than the fair value computed in accordance with FASB ASC Topic 718.
(2)
In connection with the commencement of her employment, Ms. Owen Adams received a new hire equity award consisting of 50% in time-based stock options and 50% in performance-based PSUs, which may be earned based on three-year relative TSR achievement. Ms. Owen Adams was not eligible to receive an annual grant in 2024.

(3)
In connection with the commencement of her employment, Ms. Rhodes received a new hire equity award consisting of 75% in time-based stock options and 25% in time-based RSUs. Ms. Rhodes was not eligible to receive an annual grant in 2024.
(4)
In connection with the commencement of her employment, Dr. Thompson received a new hire equity award consisting of 75% in time-based stock options and 25% in time-based RSUs. Dr. Thompson was not eligible to receive an annual grant in 2024.
(5)
In connection with the commencement of his employment, Mr. Garner received a new hire equity award consisting of 75% in time-based stock options and 25% in time-based RSUs. Mr. Garner was not eligible to receive an annual grant in 2024.
(6)
Following his termination of employment, Mr. Davis’s awards were subject to vesting in accordance with the Executive Transition Agreement, as described in further detail below.

In March 2024, annual grants were made to Messrs. Davis and Schneyer. For Mr. Davis, the grant consisted of 50% time-based stock options and 50% PSUs. For Mr. Schneyer, the grant consisted of 50% time-based stock options, 25% PSUs, and 25% time-based RSUs. Each of these awards vest as described below. For details on the awards granted in 2024, please see the Grants of Plan-Based Awards table below.

Time-Based Stock Options. Options are granted based on the belief that they naturally align executives with the creation of stockholder value and are the best long-term incentive vehicle to retain and promote the Company’s entrepreneurial culture. Time-based options vest 25% after one year and in equal monthly installments over the next three years and have a ten-year term.

The Compensation Committee believes that stock options are inherently performance-based, incentivize executives to make decisions that ensure long-term success and are appropriate and advantageous for the following additional reasons:

•
Value is only realized if the stock price increases, thereby aligning the interests of executives with those of stockholders.
•
Stock options have greater downside risk than full-value awards, as they do not provide any value to the holder if the stock price declines below the exercise price, which is determined as of the date of grant.
•
The ten-year term of options gives executives the opportunity to realize value over a long period of time, which promotes long-term thinking and value creation.
•
Stock options are well understood and help attract and retain executives who contribute to the Company’s entrepreneurial culture.

PSUs. Beginning with 2024 grants, PSUs are earned for the Company’s TSR performance over a three-year measurement period relative to a subset consisting of the approximately 65% of the members of the Nasdaq Biotechnology Index that are most similar to the Company – i.e., excluding (1) recent-public companies, (2) companies with less than $100 million in revenues and market capitalizations less than $1 billion, and (3) pharmaceutical companies with market capitalizations of over $100 billion. The Company believes that these awards provide alignment with shareholders in the context of the performance of relatively similar companies.

Earnouts under the re-designed PSUs, which were granted on March 25, 2024, range from 0% to 150% of target as follows:

	Acadia’s TSR vs. Peer Companies	% of Target Earned(1)
Maximum	75th Percentile	150%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
	Below 25th Percentile	0%

(1)
Straight-line interpolation is used to calculate earnouts for performance between threshold and target and target and maximum.

Time-Based Restricted Stock Units. The Company believes that RSUs are a stable equity vehicle that has significant retentive value. The RSUs vest in four annual installments beginning on the first anniversary of the grant date.

Additional Policies and Benefits

Clawback Policy

In October 2023, the Compensation Committee reviewed the Company’s Clawback Policy and approved certain changes needed to comply with the listing standards adopted by Nasdaq implementing the Exchange Act Rule 10D-1. The policy provides for a mandatory restatement related clawback in accordance with the Nasdaq requirements. The policy further provides for a discretionary clawback of incentive compensation, whether cash-based or equity-based, which may be discretionary, time-based or performance-based, when an executive officer commits misconduct in connection with a restatement.

Equity Grant Policies

Executives’ stock options are granted with an exercise price based on the fair market value, which has been deemed to be the closing price on the date of grant. Stock option grants to executives currently are made pursuant to our 2024 Plan (or, in the case of new hire grants, under our 2024 Inducement Plan). The Company does not coordinate the grant of stock options to the timing of releases of material non-public information. New hire equity grants generally consist of both time-based stock options and RSUs, with a higher proportion of the overall grant value made up of stock options for senior vice presidents and above. The new hire grant awarded to our current CEO in 2024 included both time-based stock options and PSUs, but not RSUs. In addition, new hire equity grants are made on a dollar value basis rather than as a fixed number of awards dependent upon level. For executive-level hires, the award value takes into account the executive’s qualifications, experience and competitive market information for similar positions in the biotechnology industry, as well as the then-current compensation approach of the Company.

Restrictions on Hedging or Pledging

Pursuant to the terms of our Insider Trading Policy, executive officers are prohibited from engaging in short sales, transactions involving put or call options, hedging transactions and other inherently speculative transactions with respect to our stock at any time. In addition, pursuant to that policy, executive officers may not engage in transactions involving any purchase of our stock on margin, borrowing against our stock held in a margin account or pledge of our stock as collateral for a loan.

Stock Ownership Guidelines

The Company maintains robust stock ownership guidelines, in part based upon the feedback of our stockholders. Executive officers’ stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The program counts owned shares and unvested time-based restricted stock units towards the guidelines. Unexercised stock options and unearned performance-based awards do not count towards the guidelines. The multiples are set based upon each executive’s position, as set forth below:

Position	Stock Ownership Multiple of Salary
Chief Executive Officer	6x
Other Executive Officers	2x

Ownership levels are generally expected to be achieved within five years of the guideline being applicable and shares and equity awards owned by the executives are subject to a 50% retention requirement until the required ownership level is met. As of December 31, 2024, all named executive officers were either in compliance with the guidelines or had additional time to achieve them.

Post-employment Compensation

The named executive officers are entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change in Control.” These severance and change in control benefits are an essential element of the overall executive compensation package and assist the Company in recruiting and retaining talented individuals and aligning the executives’ interests with the best interests of the stockholders.

Other Benefits

The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions (as described below), an employee stock purchase plan and, for new hires who are relocating, certain relocation benefits (including, among other things, certain moving expenses and reimbursement of certain costs incurred in connection with the sale of an existing home and purchase of a new home); however, the Compensation Committee in its discretion may revise, amend or add to these benefits.

We maintain a 401(k) profit sharing plan (the “401(k) plan”) for our employees. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 5% of his or her eligible compensation or the statutory limit, which was $23,000 for calendar year 2024. Participants who are 50 years old or older can also make “catch-up” contributions, which in calendar year 2024 was up to an additional $7,500, above the statutory limit. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee. During 2024, we provided matching contributions equal to $17,250 to each of Messrs. Davis and Schneyer, $14,094 to Dr. Thompson and $12,288 to Ms. Owen Adams. All matching during 2024 was immediately fully vested.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Dr. Biggar, Mr. Daly and Dr. Garofalo. No member of the Compensation Committee has ever been an officer or employee of the Company. None of the executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

Compensation Risk Assessment

Although a portion of the compensation provided to our executive officers and other employees is performance-based, the executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that the compensation program is designed to encourage executive officers and other employees to remain focused on both short-term and long-term strategic goals within the context of a pay-for-performance compensation philosophy.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The foregoing report has been furnished by the Compensation Committee.

Stephen R. Biggar, Committee Chair

James M. Daly

Elizabeth Garofalo

2024 Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2024, 2023, and 2022, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer, and its three other most highly compensated executive officers as of December 31, 2024, as well as our former Chief Executive Officer who was our principal executive officer for a portion of 2024 (the “Named Executive Officers” or “NEOs”).

Summary Compensation Table

Name	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Catherine Owen	Chief Executive Officer	2024	245,769	196,721	3,321,364	3,316,803	—	513,450	7,594,107
Adams(4)		2023	—	—	—	—	—	—	—
		2022	—	—	—	—	—	—	—
Mark C.	Executive Vice President,	2024	518,470	—	881,810	843,803	226,719	46,711	2,517,513
Schneyer(5)	Chief Financial Officer	2023	484,842	—	592,883	1,176,507	313,494	23,478	2,591,204
		2022	467,283	—	543,351	1,108,825	218,515	15,230	2,353,204
Jennifer J.	Executive Vice President,	2024	478,026	—	666,383	1,912,975	207,933	2,031	3,267,348
Rhodes	Chief Legal Officer	2023	—	—	—	—	—	—	—
	and Secretary	2022	—	—	—	—	—	—	—
Elizabeth H.Z.	Executive Vice President,	2024	281,884	—	986,878	2,860,444	117,399	15,339	4,261,944
Thompson(6)	Head of Research	2023	—	—	—	—	—	—	—
	and Development	2022	—	—	—	—	—	—	—
Thomas Garner(7)	Executive Vice President,	2024	32,813	—	851,179	2,586,910	—	200,049	3,670,951
	Chief Commercial Officer	2023	—	—	—	—	—	—	—
		2022	—	—	—	—	—	—	—
Stephen R.	Former Chief Executive	2024	648,599	—	4,911,872	3,516,219	—	3,130,226	12,206,915
Davis(8)	Officer	2023	856,593	—	1,948,017	3,865,652	886,184	30,568	7,587,014
		2022	822,316	—	8,926,598	3,643,271	615,810	20,144	14,028,139

(1)
Represents value of RSUs and PSUs granted in each year. The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for the assumptions used to determine the valuation of RSUs and PSUs. For RSUs, the grant date fair value was computed using the closing price of the Company’s common stock on the date of grant. Certain RSUs are subject to accelerated vesting in certain circumstances. For PSUs granted in 2022 and 2023, the achievement of performance goals was deemed not probable at the time of grant and therefore such PSUs had no grant date fair value. Accordingly, the values for the PSUs in the table above reflect less than the maximum potential value of the awards. For PSUs granted in 2024, the grant date fair value is calculated based on a Monte Carlo simulation model, which is not subject to probable or maximum outcome assumptions. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for the assumptions used to determine the valuation of RSUs and PSUs.
(2)
Amounts shown do not reflect compensation actually received by the named individual. “Option Awards” includes the grant date fair value of option awards granted in the year indicated as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for the assumptions used to determine the valuation of stock option awards.
(3)
Amounts for each year are annual incentive bonuses.
(4)
For 2024, “Bonus” includes a prorated bonus at target for her services in 2024 under an employment agreement with the Company. For 2024, “All Other Compensation” includes $12,288 in employer 401(k) matching and a sign-on cash bonus of $500,000 paid to Ms. Owen Adams upon commencement of employment in September 2024. If Ms. Owen Adams voluntarily resigns without Good Reason or is terminated for Cause within two years of her start date, excluding termination due to death or disability, Ms. Owen Adams is required to repay a prorated portion of the sign-on bonus. The repayment amount will be based on the number of months remaining in the 24-month period following the start date.
(5)
For 2024, “All Other Compensation” includes (i) $17,250 in employer 401(k) matching and (ii) $11,540 in award travel associated with the Company’s incentive program for its commercial team and $6,504 in gross-up of payroll taxes associated with such award travel. Beginning in 2025, only the executive officer who is the head of the commercial team will be eligible to participate in such award travel and the Company will not provide any gross-up of payroll taxes associated with any such award travel.
(6)
For 2024, “All Other Compensation” includes $14,094 in employer 401(k) matching.

(7)
For 2024, “All Other Compensation” includes a sign-on cash bonus of $200,000 paid to Mr. Garner in connection with the commencement of employment in December 2024. This bonus was provided to offset compensation forfeited from a prior employer and to incentivize Mr. Garner to join the Company. If, within 24 months of Mr. Garner’s date of hire, employment is terminated by the Company for Cause or by Mr. Garner other than for Good Reason, Mr. Garner is required to repay the full sign-on bonus and is liable for the repayment amount in accordance with the terms of the offer agreement.
(8)
For 2024, “Stock Awards” includes (i) $3,135,321, which represents the value of RSU and PSU awards granted in 2024 as described in footnote (1) above and (ii) $1,776,551, which represents incremental fair value of modified RSU awards pursuant to the Executive Transition Agreement computed as of the modification date in accordance with FASB ASC Topic 718. For 2024, “Option Awards” includes (i) 3,000,202, which represents value of option awards granted in 2024 as described in footnote (2) above and (ii) $516,017, which represents incremental fair value of modified option awards pursuant to the Executive Transition Agreement computed as of the modification date in accordance with FASB ASC Topic 718. For 2024, “All Other Compensation” includes (i) $17,250 in employer 401(k) matching, (ii) $75,745 in vacation payout, (iii) $2,932,777 in severance, (iv) $53,044 in COBRA pay, and (v) $21,185 in award travel associated with the Company’s incentive program for its commercial team and $21,769 in gross-up of payroll taxes associated with such award travel. Beginning in 2025, only the executive officer who is the head of the commercial team will be eligible to participate in such award travel and the Company will not provide any gross-up of payroll taxes associated with any such award travel.

Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended December 31, 2024:

Grants of Plan-Based Awards in Fiscal 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Securities Underlying RSUs (#)(3)	Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)(5)	Grant Date Fair Value of Equity Awards ($)(6)
Catherine	N/A	—	196,615	294,923	—	—	—	—	—	—	—
Owen	9/23/2024(7)	—	—	—	—	—	—	—	353,261	16.29	3,316,803
Adams	9/23/2024(7)	—	—	—	80,381	160,763	241,144	—	—	—	3,321,364
Mark C.	N/A	—	259,235	388,853	—	—	—	—	—	—	—
Schneyer	3/25/2024(8)	—	—	—	—	—	—	—	80,564	17.84	843,803
	3/25/2024(8)	—	—	—	—	—	—	24,714	—	—	440,898
	3/25/2024(8)	—	—	—	9,772	19,544	29,316	—	—	—	440,913
Jennifer J.	N/A	—	239,013	358,520	—	—	—	—	—	—	—
Rhodes	2/6/2024(8)	—	—	—	—	—	—	—	126,589	25.74	1,912,975
	2/6/2024(8)	—	—	—	—	—	—	25,889	—	—	666,383
Elizabeth	N/A	—	140,942	211,413	—	—	—	—	—	—	—
H.Z.	8/12/2024(9)	—	—	—	—	—	—	—	324,582	15.29	2,860,444
Thompson	8/12/2024(9)	—	—	—	—	—	—	64,544	—	—	986,878
Thomas	N/A	—	—	—	—	—	—	—	—	—	—
Garner	12/9/2024(9)	—	—	—	—	—	—	—	235,849	18.76	2,586,910
	12/9/2024(9)	—	—	—	—	—	—	45,372	—	—	851,179
Stephen	N/A	—	518,879	778,319	—	—	—	—	—	—	—
R. Davis	3/25/2024(8)	—	—	—	—	—	—	—	286,451	17.84	3,000,202
	3/25/2024(8)	—	—	—	69,489	138,977	208,465	—	—	—	3,135,321
	9/23/2024(10)	—	—	—	—	—	—	—	180,188	—	516,017
	9/23/2024(11)	—	—	—	—	—	—	109,058	—	—	1,776,551

(1)
Amounts reported represent the potential short-term incentive compensation amounts payable for our 2024 fiscal year under our annual cash incentive program. The amounts reported represent each NEO’s target and maximum possible payments for 2024. Because actual payments to the NEOs could range from 0% to 150% of their target bonus, no threshold payment amount has been established for the NEOs. The actual short-term incentive bonus amount earned by each NEO for 2024 is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.
(2)
Amounts reported represent PSUs, which are subject to performance vesting conditions, as described above in the “Compensation Discussion and Analysis – Elements of Executive Compensation—Long-Term Incentives” section.
(3)
Amounts reported represent service-based restricted stock units which vest in four equal annual installments.
(4)
Amounts reported represent service-based option awards which vest 25% after one year and in equal monthly installments thereafter.
(5)
In accordance with the terms of the 2024 Plan, the exercise price of each option was set at the market closing price of the Company’s common stock on the date of grant. PSU and RSU awards were made at the same time.

(6)
Represents value of all equity awards granted in 2024. The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(7)
Granted under the 2024 Inducement Plan.
(8)
Granted under the 2010 Equity Incentive Plan.
(9)
Granted under the 2024 Equity Incentive Plan.
(10)
Represents modified option awards pursuant to the Executive Transition Agreement and the incremental fair value of such awards computed as of the modification date in accordance with FASB ASC Topic 718.
(11)
Represents modified RSU awards pursuant to the Executive Transition Agreement and the incremental fair value of such awards computed as of the modification date in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at December 31, 2024 for the Named Executive Officers:

Outstanding Equity Awards at December 31, 2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date(1)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Catherine Owen Adams	—	353,261	16.29	9/22/2034		—	—	—	—
	—	—			9/23/2024	—	—	160,763	2,950,001
	—	353,261				—	—	160,763	2,950,001
Mark C. Schneyer	41,066	—	46.81	6/7/2030		—	—	—	—
	19,096	831	49.74	2/22/2031		—	—	—	—
	—	—			2/23/2021	1,353	24,828	—	—
	—	—			2/23/2021	—	—	5,411	99,292
	—	—			11/17/2021(4)	19,826	363,807	—	—
	48,275	24,139	25.75	4/4/2032		—	—	—	—
	—	—			4/5/2022	10,551	193,611	—	—
	—	—			4/5/2022	—	—	5,276	96,815
	35,599	54,337	21.75	4/30/2033		—	—	—	—
	—	—			5/1/2023	20,445	375,166	—	—
	—	—			5/1/2023	—	—	13,630	250,111
	—	80,564	17.84	3/24/2034		—	—	—	—
	—	—			3/25/2024	24,714	453,502	—	—
	—	—			3/25/2024	—	—	19,544	358,632
	144,036	159,871				76,889	1,410,913	43,861	804,849
Jennifer J. Rhodes	—	126,589	25.74	2/5/2034		—	—	—	—
	—	—			2/6/2024	25,889	475,063	—	—
	—	126,589				25,889	475,063	—	—
Elizabeth H.Z. Thompson	—	324,582	15.29	8/11/2034		—	—	—	—
	—	—			8/12/2024	64,544	1,184,382	—	—
	—	324,582				64,544	1,184,382	—	—
Thomas Garner	—	235,849	18.76	12/8/2034		—	—	—	—
	—	—			12/9/2024	45,372	832,576	—	—
	—	235,849				45,372	832,576	—	—
Stephen R. Davis	220,000	—	34.45	3/19/2025		—	—	—	—
	225,000	—	35.91	8/31/2025		—	—	—	—
	100,000	—	19.65	3/14/2026		—	—	—	—
	243,750	—	36.54	3/7/2027		—	—	—	—
	40,625	—	29.59	8/2/2027		—	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date(1)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	243,750	—	35.80	9/6/2027		—	—	—	—
	40,625	—	35.80	9/6/2027		—	—	—	—
	135,000	—	19.98	4/17/2028		—	—	—	—
	23,750	—	21.28	10/14/2028		—	—	—	—
	95,000	—	21.28	10/14/2028		—	—	—	—
	219,298	—	25.12	4/28/2029		—	—	—	—
	138,304	—	42.81	1/5/2030		—	—	—	—
	—	—			1/6/2020(5)	—	—	—	—
	161,230	—	49.74	2/22/2031		—	—	—	—
	—	—			2/23/2021(5)	—	—	—	—
	218,103	19,828	25.75	4/4/2032		—	—	—	—
	—	—			4/5/2022	17,334	318,079	—	—
	—	—			4/5/2022(5)	—	—	—	—
	—	—			4/5/2022(4)	69,333	1,272,261	—	—
	190,845	104,658	21.75	4/30/2033		—	—	—	—
	—	—			5/1/2023	44,782	821,750	—	—
	—	—			5/1/2023(5)	—	—	—	—
	125,321	161,130	17.84	3/24/2034		—	—	—	—
	—	—			3/25/2024	—	—	138,977	2,550,228
	2,420,601	285,616				131,449	2,412,089	138,977	2,550,228

(1)
Time-based options granted to our Named Executive Officers vest over four years with 25% of the total number of shares subject to an option vesting after the first year and 1/48th per month thereafter. Awards are time-based unless indicated as performance-based awards. Options expire on the 10th anniversary of the grant date.
(2)
Other than as described in (4), time-based restricted stock units granted to our Named Executive Officers vest in four equal annual installments beginning on the first anniversary of the grant date.
(3)
Performance-based award. Vesting of performance-based unit awards depends on achievement of either (i) net product sales, research and development, and business development goals or (ii) relative TSR, in each case as described in proxy statements for the years of their grant. The amounts in this column reflect the unvested target shares issuable pursuant to such units. If appropriate performance criteria are met, the maximum possible shares issuable is twice the target amount of each grant.
(4)
Subject to accelerated vesting upon achieving certain stock price thresholds. The RSUs vest as follows: 37.5% of the RSUs vest 18 months from the grant date, 12.5% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date.
(5)
These performance-based unit awards were vested at 100% of target as part of Mr. Davis’s termination in accordance with the Management Severance Benefit Plan. As the maximum possible shares issuable is twice the target amount of each grant, the remaining upside of the award is still outstanding.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2024, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Catherine Owen Adams	—	$—	—	$—
Mark C. Schneyer	—	$—	64,615	$1,089,866
Jennifer J. Rhodes	—	$—	—	$—
Elizabeth H.Z. Thompson	—	$—	—	$—
Thomas Garner	—	$—	—	$—
Stephen R. Davis	—	$—	455,656	$7,513,996

(1)
The value realized on vesting of RSUs and PSUs was calculated as of the product of the closing price of a share of our common stock on the vesting date, multiplied by the number of shares vested.

Nonqualified Deferred Compensation

None of our Named Executive Officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our executives and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future.

Potential Payments Upon Termination or Change in Control

The amounts of compensation payable to each Named Executive Officer upon termination of the employment of the executive are described below. Our Compensation Committee may approve, or in its discretion, recommend for the approval of the Board revisions, amendments or additions to these benefits.

Payments due upon termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the Named Executive Officer is entitled to receive amounts earned during his or her term of employment, including accrued and unpaid salary and payment in lieu of unused vacation days.

On December 10, 2015, the Compensation Committee, acting pursuant to authority delegated to it by our Board of Directors, adopted the Acadia Pharmaceuticals Inc. Management Severance Benefit Plan (the “Severance Plan”) and the Acadia Pharmaceuticals Inc. Amended and Restated Change in Control Severance Benefit Plan (the “CIC Plan”, and together with the Severance Plan, the “Plans”). The CIC Plan amends and restates Acadia’s Change in Control Severance Benefit Plan that was effective as of March 11, 2013.

Potential payments under Management Severance Benefit Plan

The Severance Plan entitles our Named Executive Officers and other members of management to certain severance payments and benefits in the event of a qualifying termination of employment, other than in connection with certain change in control events that are covered by the CIC Plan. In reviewing the terms of the Severance Plan, the Compensation Committee and the Board of Directors reviewed information about the practices of other companies in the health care industry. In adopting the Severance Plan, the Board of Directors considered the benefit to the Company and its stockholders in providing stability for key employees. The Severance Plan will be used for new members of management and the Compensation Committee believes that it will assist with recruiting in this regard. A qualifying termination is a termination by us for any reason other than cause (as defined below), or, in certain cases, by the employee for Good Reason (as defined below). For purposes of the Severance Plan, “cause” means (i) such employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) such employee’s unauthorized use or intentional unauthorized disclosure of the Company’s confidential information or trade secrets; (iv) such employee’s gross negligence or gross misconduct; (v) such employee’s material failure to competently perform his/her assigned duties for the Company; (vi) sustained poor performance of any material aspect of the employee’s duties or obligations including refusal to follow lawful instructions from the employee’s manager or the then-current board of directors; or (vii) employee’s conviction of, or the entry of a pleading of guilty or nolo contendere by such employee to, any crime involving moral turpitude or any non-vehicular felony; provided, in the case of clauses (v) and (vi), such behavior shall be deemed cause only if such failure or poor performance has not been substantially cured to the satisfaction of the Board of Directors within 30 days after written notice of such failure or poor performance has been given by the Company to the employee. The determination of whether a termination is for cause shall be made by the Board of Directors in its sole and exclusive judgment and discretion. For purposes of the Severance Plan, “Good Reason” means (i) the assignment to an employee of any duties or responsibilities that results in a material diminution in the employee’s authorities, duties or responsibilities as in effect immediately prior to such reduction; provided, however, that a change solely in the employee’s title or reporting relationships shall not provide the basis for a termination with Good Reason; (ii) a material reduction by the Company in the employee’s annual base salary, as in effect prior to such reduction; (iii) a relocation of the employee’s principal business office to a location that increases the employee’s one-way driving distance by 30 miles or more, except for required travel by the employee on the Company’s business consistent with such employee’s business travel obligations as in effect on the effective date; or (iv) a material breach by the Company of any provision of the Severance Plan or any other material agreement between the employee and the Company concerning the terms and conditions of the employee’s employment.

The amount of the payments and the type of benefits provided under the Severance Plan vary based on the employee’s position and include cash severance payments based on base salary and target bonus, accelerated vesting of equity awards (for our former CEO and current CEO only), and payment for continued coverage under group health plans. Specifically, each Named Executive Officer is entitled to (i) a base compensation severance benefit that is equal to the individual’s base salary plus the individual’s target bonus payment for the year, (ii) a target bonus severance amount that is equal to the pro-rata portion of the individual’s target bonus payment for the year, and (iii) the payment of COBRA premiums for 18 months in the case of Ms. Owen Adams and Mr. Davis and 12 months in the case of our other Named Executive Officers. In the case of Ms. Owen Adams and Mr. Davis, the base compensation severance benefit amount and target bonus payment for the year are multiplied by 1.5. Only Ms. Owen Adams and Mr. Davis would be eligible to receive 12 months of accelerated vesting of any outstanding equity awards in the event of a qualifying termination, with performance awards deemed vested at 100% of target. If a qualifying termination had occurred on December 31, 2024, and 12 months of Ms. Owen Adams’s outstanding equity awards were deemed vested (with performance awards deemed vested at 100% of target), the value of the accelerated awards to Ms. Owen Adams would have been $0.2 million, in addition to cash compensation of approximately $3.2 million for a total of approximately $3.4 million. The value of accelerated awards is calculated as the sum of the products of (i) the difference between the exercise price of each option deemed accelerated and the fair market value of our common stock on December 31, 2024 multiplied by (ii) the number of shares deemed accelerated under the applicable option plus the value of other accelerated full value equity awards. If a qualifying termination had occurred on December 31, 2024, Mr. Schneyer, Ms. Rhodes, Dr. Thompson and Mr. Garner would have received payments of approximately $1.1 million, $1.1 million, $1.3 million and $1.1 million, respectively. The payments and benefits provided under the Severance Plan replaced any severance or similar payments or benefits under an employment agreement or other arrangement with us and are subject to the employee’s compliance with the other terms and conditions of the Severance Plan.

In order to receive any benefits under the Severance Plan, employees must sign a general release and waiver of all claims against the Company and agree to certain non-solicitation obligations. Benefits are payable within 10 business days of an effective release.

Potential payments under Amended and Restated Change in Control Severance Benefit Plan

In 2013, the Compensation Committee, acting pursuant to authority delegated to it by our Board of Directors, adopted the Acadia Pharmaceuticals Inc. Change in Control Severance Benefit Plan. The CIC Plan adopted in December 2015 amends and restates the Change in Control Severance Benefit Plan that was effective as of March 11, 2013. In adopting the plan, the Board considered the benefit to the Company and its stockholders in providing incentives for management continuity in the event of a merger for the Company. In reviewing the terms of the CIC Plan, the Compensation Committee and the Board reviewed information about the practices of other companies in the health care industry. The CIC Plan will also be used for new members of management and the Compensation Committee believes that it will assist with recruiting in this regard.

The CIC Plan entitles our Named Executive Officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment up to 30 days prior to or within 18 months following certain change in control events. The CIC Plan thus requires a “double trigger” before any benefits are received by the Named Executive Officers. A qualifying termination is a termination by us for any reason other than cause (as defined below), or by the employee for Good Reason (as defined below). For purposes of the CIC Plan, “cause” means (i) such employee’s attempted commission of, or participation in, a fraud against the Company; (ii) such employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) such employee’s unauthorized use or intentional unauthorized disclosure of the Company’s confidential information or trade secrets; (iv) such employee’s gross negligence or gross misconduct with respect to such employee’s job duties; (v) sustained poor performance of any material aspect of the employee’s duties or obligations including refusal to follow lawful instructions from the employee’s manager or the then-current board of directors; or (vi) employee’s conviction of, or the entry of a pleading of guilty or nolo contendere by such employee to, any crime involving moral turpitude or any non-vehicular felony; provided, in the case of clause (v), such behavior shall be deemed cause only if such failure or poor performance has not been substantially cured within 30 days after written notice of such failure or poor performance has been given by the Company to the employee. For purposes of the CIC Plan, “Good Reason” means (i) the assignment to an employee of any duties or responsibilities that results in a material diminution in the employee’s authorities, duties or responsibilities as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the employee’s annual base salary, as in effect prior to such reduction; (iii) a relocation of the employee’s principal business office to a location that increases the employee’s one-way driving distance by 30 miles or more, except for required travel by the employee on the Company’s business consistent with such employee’s business travel obligations as in effect on the Effective Date; or (iv) a material breach by the Company of any provision of the CIC Plan or any other agreement between the employee and the Company.

The amount of the payments and the type of benefits provided under the CIC Plan vary based on the employee’s position and include cash severance payments based on base salary and bonus, accelerated vesting of equity awards, and payment for continued coverage under group health plans. Specifically, each Named Executive Officer is entitled to a base compensation severance benefit that is equal to the individual’s base salary plus the individual’s target bonus payment for the year, which amount is then multiplied by 2 for Ms. Owen Adams and Mr. Davis and 1.5 for Mr. Schneyer, Ms. Rhodes, Dr. Thompson and Mr. Garner. In addition, the Named Executive Officers are also eligible to receive a prorated portion of the target bonus for the year in which the change in control occurs. Under the CIC Plan, any equity awards held by a Named Executive Officer that are outstanding but unvested will vest, with performance awards deemed vested at 100% of target. In addition, each Named Executive Officer will receive the payment of COBRA premiums for 18 months. Thus, this type of vesting acceleration would require a “double trigger” for the applicable Named Executive Officer, as noted above. If a merger had occurred effective as of December 31, 2024 and all outstanding equity awards were deemed vested (with performance awards vested at 100% of target), the realized value of the stock awards as of such date for Ms. Owen Adams, Mr. Schneyer, Ms. Rhodes, Dr. Thompson and Mr. Garner would have been $3.7 million, $2.3 million, $0.5 million, $2.2 million and $0.8 million, respectively. In addition, the cash payout under the CIC Plan at December 31, 2024 for each such Named Executive Officer would have been approximately $4.0 million, $1.5 million, $1.5 million, $1.8 million and $1.5 million, respectively.

The payments and benefits provided under the CIC Plan replace any severance or similar payments or benefits under an employment agreement or other arrangement with us, including the Severance Plan, and are subject to the employee’s compliance with the other terms and conditions of the CIC Plan. In order to receive any benefits under the CIC Plan, employees must sign a general release and waiver of all claims against the Company and agree to certain non-solicitation obligations.

Executive Transition Agreement with Mr. Davis

On September 17, 2024, our Board agreed with Mr. Davis that he would be involuntarily terminated without Cause (as such term is defined in the Severance Plan), effective as of September 23, 2024 (the “Transition Date”). Mr. Davis resigned as a member of the Board, effective as of the Transition Date.

In connection with Mr. Davis’s departure, he became entitled to receive severance benefits pursuant to the terms of the Severance Plan, described above. These include, at the level of Chief Executive Officer (i) cash severance equal to 1.5 times the sum of his base salary and target bonus in effect immediately prior to the Transition Date ($2,414,037), (ii) a pro rata 2024 bonus based on his target bonus in effect immediately prior to the Transition Date ($518,740), (iii) 12 months’ accelerated equity award vesting ($9,565,929) and (iv) 18 months’ COBRA premiums ($53,044).

On the Transition Date, Mr. Davis and the Company entered into an Executive Transition Agreement (the “Executive Transition Agreement”). Pursuant to the Executive Transition Agreement, effective as of the Transition Date, Mr. Davis continued service to the Company as a consultant of the Company until the earlier of September 23, 2025 and the date on which the Executive Transition Agreement is terminated in accordance with its terms (the “Transition Period”), during which would be entitled to continued vesting of his equity awards in accordance with the Company’s equity incentive plans such that Mr. Davis’s equity awards that would have vested from September 23, 2025 to September 23, 2026 shall instead vest during the Transition Period after taking into account the accelerated vesting provided under the Severance Plan. The Company determined that retention of Mr. Davis’s services during the Transition Period was critical in ensuring a smooth leadership transition to Ms. Owen Adams, especially given his historical knowledge on matters such as ongoing litigation.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2024, with respect to all of our equity compensation plans in effect on that date:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by stockholders(1)	19,847,797	$27.11	15,512,063
Equity compensation plans not approved by stockholders(2)	828,273	$16.21	1,491,346
Total	20,676,070	$26.84	17,003,409

(1)
Includes our 2004 Plan, our Amended and Restated 2010 Equity Incentive Plan (“2010 Plan”), our 2024 Equity Incentive Plan (“2024 Plan”) and our 2004 Employee Stock Purchase Plan (the “ESPP”). Amounts reported in column (a) includes outstanding PSUs at maximum value. 1,713,498 shares under column (c) are attributable to our ESPP.
(2)
Includes our 2023 Inducement Plan and our 2024 Inducement Plan.
(3)
The weighted average exercise price excludes RSUs and PSUs, which have no exercise price.
(4)
The shares of common stock subject to outstanding stock awards granted under the 2010 Plan or the 2023 Inducement Plan and that (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued, (ii) are not issued because such stock award or any portion thereof is settled in cash, and (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, will be added back to the shares of common stock available for issuance under our 2024 Plan. We no longer make grants under our 2004 Plan, our 2010 Plan or our 2023 Inducement Plan.

2023 and 2024 Inducement PlanS

The Board adopted the Acadia Pharmaceuticals Inc. 2023 Inducement Plan in February 2023 and the Acadia Pharmaceuticals Inc. 2024 Inducement Plan in September 2024, in each case without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. We no longer make grants under our 2023 Inducement Plan.

The 2024 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock-related awards.

Stock awards granted under the 2023 Inducement Plan could, and stock awards granted under the 2024 Inducement Plan may, only be made to individuals who did not previously serve as employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or any affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq Listing Rules. In addition, stock awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of the 2023 Inducement Plan were otherwise substantially similar to our 2010 Plan, and the terms of the 2024 Inducement Plan are otherwise substantially similar to our 2024 Plan, in each case, including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization.

The maximum number of shares of Company common stock that may be issued under the 2024 Inducement Plan is 2,400,000. All shares that remained eligible for grant under the 2023 Inducement Plan at the time of approval of the 2024 Plan were transferred to the 2024 Plan. Shares subject to stock awards granted under the 2023 Inducement Plan and the 2024 Inducement Plan that expire or terminate without being exercised in full, that are forfeited back to the Company because of the failure to meet a contingency or condition required to vest, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the 2024 Plan and the 2024 Inducement Plan, respectively. In addition, any shares tendered by a participant or withheld by the Company to cover withholding taxes on any type of stock award or to cover the exercise price of a stock option, or related to the net settlement of a stock appreciation right, or shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options will not be available for awards under the 2024 Inducement Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our principal executive officer (“PEO”) to the annual total compensation of our median employee. Catherine Owen Adams, our CEO, is our PEO, succeeding our former CEO, Stephen R. Davis, as of September 20, 2024.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by estimating the annual total compensation of each active employee, excluding Mr. Davis and Ms. Owen Adams, as of December 31, 2024, by (i) aggregating (A) the annual base salary (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the target bonus for 2024, and (C) the estimated accounting value of any equity awards granted during 2024 and (ii) ranking this compensation measure for our employees from lowest to highest. If such median employee’s actual annual compensation was not comparable to the CEO compensation, for example, because such median employee was hired during the year and thus did not receive a full year’s salary or did not receive a full annual bonus, we used the next lower employee who was comparable as the median employee. Once identified, we calculated the annual total compensation of our median compensated employee in a manner consistent with that used to calculate the annual total compensation of Ms. Owen Adams and disclosed in the Summary Compensation Table above.

The total compensation for our CEO, Ms. Owen Adams, for fiscal year 2024 as reported in the Summary Compensation Table was $7,594,107. In accordance with Item 402(u), we have annualized the salary, non-equity incentive plan compensation, and certain perquisite totals reported in the Summary Compensation Table in order to calculate the CEO Pay Ratio. The ratio of Ms. Owen Adams’ annualized total compensation for 2024 of $8,776,578 to the annual total compensation for our median employee in 2024 of $340,972, is approximately 25.7:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options and RSUs to its employees, including the named executive officers. Historically, the Company has granted new hire option awards on or soon after a new hire’s employment start date and annual refresh employee equity awards typically in the first quarter of each fiscal year, which the dollar amount of the refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. The Company’s practice is to grant annual employee equity awards on the 18th trading day following the filling of the Annual Report on Form 10-K for the prior fiscal year. Also, non-employee directors receive automatic grants of initial and annual equity awards, both in the form of stock options and RSUs, at the time of a director’s initial appointment or election to the board and upon each annual meeting of the Company’s stockholders, respectively, pursuant to the current Non-Employee Director Compensation Policy, as further described under the heading, “Director Compensation—Equity Compensation.” The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. Because the Compensation Committee has a practice of generally granting stock options on the 18th trading day following the filling of the Annual Report on Form 10-K for the prior fiscal year, the Compensation Committee generally does not take material nonpublic information (“MNPI”) into account when determining the timing of awards and it does not seek to time the award of stock options or RSUs in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

The following table is being provided pursuant to Item 402(x)(2) of Regulation S-K.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award

Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information (%)

Catherine Owen Adams(1)	9/23/2024	353,261	$16.29	$9.39	(4.2)
Thomas Garner(2)	12/9/2024	235,849	$18.76	$10.97	(6.9)

(1) Ms. Owen Adams was granted a new hire equity award on the commencement of her employment, which coincided with a Current Report on Form 8-K announcing her appointment and Mr. Davis’s termination.

(2) Mr. Garner was granted a new hire equity award on commencement of his employment, which occurred two business days before we filed a Current Report on Form 8-K.

Pay Versus Performance

Provided below is the Company’s “pay versus performance” information as required pursuant to Item 402(v) of Regulation S-K (“Item 402(v)”) promulgated under the Exchange Act and Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This information has been prepared in accordance with Item 402(v) and does not necessarily reflect the actual amount of compensation earned by or paid to our NEOs for the applicable year. Please refer to the “Compensation Discussion and Analysis” section of this proxy statement for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

Financial Performance Measure Used for Linking Compensation to Company Performance

As required by Item 402(v), below is the only financial performance measure our Compensation Committee used to link compensation actually paid to our NEOs (as calculated in accordance with Item 402(v), “compensation actually paid” or “CAP”) to Company performance for 2024.

• Total Revenue (calculated in accordance with GAAP), which consists of NUPLAZID net product sales and DAYBUE net product sales

Pay Versus Performance Table

In accordance with Item 402(v), we provide below the tabular information for the two PEOs and the average of our NEOs other than the PEOs for 2024, 2023, 2022, 2021 and 2020.

							Value of Initial Fixed $100 Investment based on:(4)
Year	Summary Compensation Table Total for PEO Stephen R Davis(1)(2) ($)	Compensation Actually Paid to PEO Stephen R Davis(1)(2)(3) ($)	Summary Compensation Table Total for PEO Catherine Owen Adams(1)(2) ($)	Compensation Actually Paid to PEO Catherine Owen Adams(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)(5)	Total Revenue(6) ($ Millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	12,206,915	(919,393)	7,594,107	8,776,144	3,429,439	2,570,741	42.89	152.89	226	958
2023	7,587,014	20,950,587	—	—	2,955,758	6,414,487	73.19	115.42	(61)	726
2022	14,028,139	7,676,975	—	—	4,287,387	2,536,716	37.21	111.27	(214)	517
2021	9,793,289	(21,520,275)	—	—	3,049,310	(3,835,336)	54.56	124.89	(168)	484
2020	7,763,187	15,653,628	—	—	2,934,638	3,898,370	124.96	125.69	(282)	442

(1)
Stephen R. Davis was our PEO in 2024, 2023, 2022, 2021, and 2020. Catherine Owen Adams was our PEO beginning in September 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Srdjan R. Stankovic	Srdjan R. Stankovic	Srdjan R. Stankovic	Douglas J. Williamson	Mark C. Schneyer
Austin D. Kim	Austin D. Kim	Austin D. Kim	Austin D. Kim	Jennifer J. Rhodes
Elena H. Ridloff	Elena H. Ridloff	Mark C. Schneyer	Mark C. Schneyer	Elizabeth H.Z. Thompson
Michael J. Yang	Mark C. Schneyer	Brendan P. Teehan	Brendan P. Teehan	Thomas Garner
Brendan P. Teehan

(2)
The dollar amounts reported in column (b) and (d) are the amounts reported in the “Total” column of the Summary Compensation Table for the PEOs for the applicable year. The dollar amounts reported in column (f) are the average of the amounts reported in the “Total” columns of the Summary Compensation Table for the non-PEO NEOs set forth in the table to footnote 1 as a group for the applicable year. Refer to “Compensation Discussion and Analysis—Summary Compensation Table.”

(3)
In accordance with the requirements of Item 402(v), CAP reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below, and does not reflect compensation actually earned, realized, or received by the Company’s NEOs in the applicable year. Equity values are calculated in accordance with FASB ASC Topic 718 and the assumptions used were materially the same as those used for the grant date fair values. In accordance with the requirements of 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO Stephen R Davis ($)	Exclusion of Reported Stock and Option Awards for PEO Stephen R Davis ($)	Inclusion of Equity Values for PEO Stephen R Davis ($)	Compensation Actually Paid to PEO Stephen R Davis ($)
2024	12,206,915	8,428,091	(4,698,217)	(919,393)

Year	Reported Summary Compensation Table Total for PEO Catherine Owen Adams ($)	Exclusion of Reported Stock and Option Awards for PEO Catherine Owen Adams ($)	Inclusion of Equity Values for PEO Catherine Owen Adams ($)	Compensation Actually Paid to PEO Catherine Owen Adams ($)
2024	7,594,107	6,638,167	7,820,204	8,776,144

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Reported Stock and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	3,429,439	2,897,596	2,038,898	2,570,741

The amounts in the “Exclusion of Reported Stock and Option Awards” columns are the totals reported in the “Stock Awards” and “Option Awards” column in the Summary Compensation Table for the applicable year. The amounts in the “Inclusion of Equity Values” columns in the tables above are derived from the amounts set forth in the following tables and calculated as follows for each applicable year: (i) inclusion of the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) inclusion of the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, inclusion of the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards that are granted and vest in the applicable year, inclusion of the fair value of such awards as of the vesting date; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, deduction for the amount equal to the fair value at the end of the prior fiscal year. With respect to the second table above, the amounts are an average with respect to the non-PEO NEOs as a group. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO Stephen R Davis ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO Stephen R Davis ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO Stephen R Davis ($)	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year for PEO Stephen R Davis ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO Stephen R Davis ($)	Total - Inclusion of Equity Values for PEO Stephen R Davis ($)
2024	4,852,648	(3,164,909)	(7,417,024)	1,031,068	—	(4,698,217)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO Catherine Owen Adams ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO Catherine Owen Adams ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO Catherine Owen Adams ($)	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year for PEO Catherine Owen Adams ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO Catherine Owen Adams ($)	Total - Inclusion of Equity Values for PEO Catherine Owen Adams ($)
2024	7,820,204	—	—	—	—	7,820,204

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value of Vested Awards Granted and Vested in Current Fiscal Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	2,849,001	(419,412)	(390,691)	—	—	2,038,898

(4)
The TSR of the peer group determined in accordance with Item 402(v) (“Peer Group TSR”) set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively, and calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price and the Nasdaq Biotechnology Index share price, respectively, at the end and the beginning of the measurement period by the Company’s share price and the Nasdaq Biotechnology Index share price, respectively, at the beginning of the measurement period. Historical stock performance is not necessarily indicative of future stock performance.
(5)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(6)
We determined Total Revenue (calculated in accordance with GAAP), which consists of NUPLAZID net product sales and DAYBUE net product sales, to be the most important financial performance measure used to link CAP to Company performance in 2024.

Relationship between CAP, Cumulative TSR and Cumulative Peer Group TSR

The chart below describes the relationship between CAP to the PEOs and the average CAP to the non-PEO NEOs as a group versus our five-year cumulative TSR and the five-year cumulative Peer Group TSR.

Pay Versus TSR 2020-2022

Relationship between CAP and Net Income

The chart below describes the relationship between CAP to the PEOs and the average CAP to the non-PEO NEOs as a group versus our Net Income (calculated in accordance with GAAP).

202

Relationship between CAP and Total Revenue (our Company-Selected Measure)

The chart below describes the relationship between the CAP to the PEOs and the average CAP to the non-PEO NEOs as a group versus our Total Revenue (calculated in accordance with GAAP).

Pay Versus Revenue 2020-2022

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Director Compensation

In April 2020, the Board approved an update to the compensation program for our non-employee directors that went into effect upon stockholder approval in June 2020. This change was made following a review of materials provided by FW Cook regarding director compensation of the same peer group of companies that was used to evaluate executive compensation. The program sets forth the compensation paid to each non-employee director while serving on our board of directors. In 2021, the Board approved an update to the compensation program to add an annual cash retainer for service on the Scientific Advisory Committee. The following is a brief summary of the elements of compensation for non-employee directors in effect for the fiscal year ended December 31, 2024.

Cash Compensation

Under the director compensation program, we provide each of our non-employee directors with cash compensation solely in the form of annual retainers, as set forth in the table below.

Annual Retainer	$50,000
Annual Retainer for Board Chair	$30,000
Annual Retainer for Audit Committee Chair	$20,000
Annual Retainer for Audit Committee Member (non-Chair)	$10,000
Annual Retainer for Compensation Committee Chair	$20,000
Annual Retainer for Compensation Committee Member (non-Chair)	$10,000
Annual Retainer for Nominating and Corporate Governance Committee Chair	$10,000
Annual Retainer for Nominating and Corporate Governance Committee Member (non-Chair)	$5,000
Annual Retainer for Scientific Advisory Committee Chair	$20,000
Annual Retainer for Scientific Advisory Committee Member (non-Chair)	$10,000

In addition to the foregoing fees, our Board may determine that additional committee fees are appropriate and should be payable for any newly created committee of the Board. In determining any such additional fees, the Board shall be guided by compensation paid to non-employee directors of a peer group of companies as well as then-current best practices.

Equity Compensation

Non-employee directors who serve on our Board will receive dollar-denominated (rather than share-denominated) annual awards having a total fair market value of $300,000: (i) a stock option to purchase shares of the Company’s common stock with a fair value of $150,000 and (ii) a restricted stock unit award with a fair value of $150,000 (calculating the value of such awards based on the grant date fair value thereof for financial reporting purposes). The shares subject to each stock option will vest quarterly over one year following the date of grant, with the final tranche vesting upon the earlier of one year following the date of grant or the next annual meeting date, and the restricted stock units will vest in full upon the earlier of one year following the date of grant or the next annual meeting date, in each case subject to the director’s continuous service on each such vesting date. Each new non-employee director who joins the Board will be granted a similar inducement award having a total fair market value at the date of grant of $300,000 upon initial election or appointment to the Board, except that the shares subject to each stock option and the restricted stock units will vest in equal annual installments over two years following the date of grant, subject to the director’s continuous service on each such vesting date.

Stock Ownership Guidelines

Non-employee directors’ stock ownership guidelines are set at five times the regular annual cash retainer, which is currently $50,000. The guidelines will be reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The program counts owned shares and unvested time-based restricted stock units towards the guidelines. Unexercised stock options and unearned performance-based awards do not count towards the guidelines. Ownership levels are generally expected to be achieved within five years of the guideline being applicable and shares and equity awards owned by the non-employee directors are subject to a 50% retention requirement until the required ownership level is met. As of December 31, 2024, all non-employee directors were in compliance with the guidelines or had additional time to achieve them.

Reimbursement of Expenses

In addition, upon presentation of documentation of such expenses reasonably satisfactory to us, each non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which he or she serves.

The following table shows, for the fiscal year ended December 31, 2024, certain information with respect to the compensation of all non-employee directors of the Company during 2024. Our Chief Executive Officer, does not receive additional compensation for services as a director.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Stock Awards(3)	All Other Compensation	Total
Julian C. Baker(4)	$65,000	$138,894	$137,238	$—	$341,132
Stephen R. Biggar(5)	$110,000	$138,894	$137,238	$—	$386,132
Laura Brege(6)	$127,083	$138,894	$137,238	$—	$403,215
James Daly(7)	$122,083	$138,894	$137,238	$—	$398,215
Elizabeth A. Garofalo(8)	$112,083	$138,894	$137,238	$—	$388,215
Edmund P. Harrigan(9)	$122,083	$138,894	$137,238	$—	$398,215
Adora Ndu(10)	$132,083	$138,894	$137,238	$—	$408,215
Daniel Soland(11)	$122,083	$138,894	$137,238	$—	$398,215

(1)
“Fees Earned or Paid in Cash” includes the annual Board of Directors retainer and any applicable additional retainers for service as a member or Chair of a committee.
(2)
“Option Awards” includes the grant date fair value of option awards granted as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report for the assumptions used to determine the valuation of stock option awards.
(3)
“Stock Awards” includes the grant date fair value of restricted stock units granted as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report for the methodology used to determine the estimated valuation of restricted stock units.
(4)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 131,088 stock options and 9,387 restricted stock units that had been granted to Mr. Baker were outstanding.
(5)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 130,088 stock options and 9,387 restricted stock units that had been granted to Dr. Biggar were outstanding.
(6)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 128,588 stock options and of 9,387 restricted stock units that had been granted to Ms. Brege were outstanding.
(7)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 112,338 stock options and 9,387 restricted stock units that had been granted to Mr. Daly were outstanding.
(8)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 59,874 stock options and 9,387 restricted stock units that had been granted to Dr. Garofalo were outstanding.
(9)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 168,588 stock options and 9,387 restricted stock units that had been granted to Dr. Harrigan were outstanding.

(10)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 41,081 stock options and 9,387 restricted stock units that had been granted to Dr. Ndu were outstanding.
(11)
“Option Awards” includes the fair value of 15,959 stock options granted May 29, 2024 with an exercise price of $14.62. “Stock Awards” includes the fair value of 9,387 restricted stock units granted May 29, 2024. As of December 31, 2024, an aggregate of 166,088 stock options and 9,387 restricted stock units that had been granted to Mr. Soland were outstanding.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

The charter of the Audit Committee states that it will review, consider and approve or ratify any “related-persons transactions.” A “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances, including, but not limited to, (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee will look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

We describe below transactions and series of related transactions, since January 1, 2024, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
a director, executive officer, beneficial owner of more than 5% of our common stock or any member of their immediate family or any entity owned or controlled by such persons who had or will have a direct or indirect material interest.

Certain Related-Person Transactions

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us in certain cases. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Director Independence

Information regarding director independence is included under “Proposal 1 – Election of Directors” above and is incorporated by reference herein.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2026 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2026 proxy statement, any such stockholder proposals must be submitted in writing to the Corporate Secretary of the Company no later than December 29, 2025, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 29, 2026 and no later than February 28, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2025 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of nominees other than the Company’s nominees submitted under these “advance notice” provisions must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to the Corporate Secretary of the Company at 12830 El Camino Real, Suite 400, San Diego, California 92130.

Householding Of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of Acadia Pharmaceuticals Inc. will be householding our proxy statement and notices (the “annual meeting materials”). A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, please notify your broker or Acadia Pharmaceuticals Inc. Direct your written request to Acadia Pharmaceuticals Inc., 12830 El Camino Real, Suite 400, San Diego, California 92130, Attn: Investor Relations, or contact Investor Relations at (858) 558-2871 and we will undertake to promptly deliver a separate copy of the annual meeting materials to you. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request householding of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the 2025 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

By Order of the Board of Directors
/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
Executive Vice President, Chief Legal Officer
and Secretary

San Diego, California

April 25, 2025

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these flings, go to our website ir.acadia.com and click on "SEC Filings" under the "Financials" heading.

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ACADIA PHARMACEUTICALS INC., 12830 EL CAMINO REAL, SUITE 400, SAN DIEGO, CALIFORNIA 92130. WE WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT.

ACADIA™ VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

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Go to **www.investorvote.com/ACAD** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

Nominee	For	Withhold
01 - Laura A. Brege	☐	☐
02 - Elizabeth A. Garofalo. M.D.	☐	☐
03 - Catherine Owen Adams	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 2 B V

043XIAC

This proxy is being solicited on behalf of the Board of Directors.

The 2025 Annual Meeting of Stockholders of Acadia Pharmaceuticals Inc. will be held on Thursday, May 29, 2025, at 8:00 A.M., Pacific Time, virtually via the Internet at meetnow.global/MZGJS4N

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Votes submitted electronically or by telephone must be received by May 28, 2025 at 11:59 P.M., Eastern time.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement, Form 10-K for the Year Ended December 31, 2024 and Annual Report to Stockholders are available at **https://ir.acadia.com**.

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ACAD

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Acadia Pharmaceuticals Inc.

The annual meeting will be held virtually on May 29, 2025 at 8:00 A.M., Pacific Time. You can attend the annual meeting by visiting meetnow.global/MZGJS4N, where you will be able to listen to the meeting live, submit questions and vote online. Votes submitted electronically or by telephone must be received by May 28, 2025 at 11:59 P.M., Eastern time.

The undersigned hereby appoints Catherine Owen Adams, Jennifer J. Rhodes, and Mark C. Schneyer, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Acadia Pharmaceuticals Inc. which the undersigned may be entitled to vote at the 2025 Annual Meeting of Stockholders of Acadia Pharmaceuticals Inc. to be held virtually on May 29, 2025 at 8:00 A.M., Pacific Time by visiting meetnow.global/MZGJS4N, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally or virtually present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting, including discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve. The undersigned hereby revokes all previously submitted proxies for the Annual Meeting of Stockholders to be held on May 29, 2025.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR EACH OF PROPOSALS 2 AND 3, EACH AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.